As filed with the U.S. Securities and Exchange Commission on May 21, 2003

                                                               File No. 811-7440

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940              (X)

         Amendment No. 16                                                    (X)

                  Dimensional Emerging Markets Value Fund Inc.
               (Exact Name of Registrant as Specified in Charter)

                          1299 Ocean Avenue, 11th Floor
                         Santa Monica, California 90401
                    (Address of Principal Executive Offices)
                                 (310) 395-8005
              (Registrant's Telephone Number, including Area Code)

                            Catherine L. Newell, Esq.
                         Dimensional Fund Advisors Inc.
                          1299 Ocean Avenue, 11th Floor
                         Santa Monica, California 90401
                     (Name and Address of Agent for Service)

                    Please Send Copies of Communications to:
                              Mark A. Sheehan, Esq.
                      Stradley, Ronon, Stevens & Young, LLP
                            2600 One Commerce Square
                             Philadelphia, PA 19103

                  DIMENSIONAL EMERGING MARKETS VALUE FUND INC.

                                     Part A

                                  May 21, 2003

Introduction

     DIMENSIONAL  EMERGING  MARKETS  VALUE FUND INC.  (the  "Fund"),  1299 Ocean
Avenue, 11th Floor, Santa Monica,  California 90401, (310) 395-8005,  offers its shares to other investment companies and institutional investors. The investment objective of the Fund is to seek long-term capital growth through  investment in
"emerging market" equity securities.

     Shares of the Fund are issued  solely in  private  placements  pursuant  to available  exemptions  from  registration  under the  Securities Act of 1933, as amended  ("Securities  Act"). This Part A of the Fund's  registration  statement
("Part A") does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" to the public within the meaning of the Securities Act.

                                TABLE OF CONTENTS

                  DIMENSIONAL EMERGING MARKETS VALUE FUND INC.

Investment Objective and Policies

     The investment objective of the Fund is to achieve long-term capital growth by investing  primarily in emerging market equity securities.  The Fund seeks to achieve its investment  objective by investing in emerging markets designated by the  Investment  Committee of  Dimensional  Fund Advisors  Inc. (the  "Advisor")
("Approved  Markets").  The Fund invests its assets primarily in Approved Market equity securities listed on bona fide securities exchanges or actively traded on over-the-counter  ("OTC") markets.  These exchanges or OTC markets may be either within or outside the  issuer's  domicile  country,  and the  securities  may be listed or traded in the form of International  Depository  Receipts  ("IDRs") or
American Depository Receipts ("ADRs").

     The Fund seeks to achieve its  objective by  investing  in emerging  market equity  securities that are deemed by the Advisor to be value stocks at the time of purchase.  Securities are considered value stocks primarily because they have a high book  value in  relation  to their  market  value (a "high book to market ratio"). As a non-fundamental policy, under normal circumstances,  the Fund will invest at least 80% of its net assets in emerging  market  investments  that are defined in this Part A as Approved Market  securities.  If the Fund changes this investment policy, the Fund will notify shareholders at least 60 days in advance of the change,  and will change the name of the Fund.  In assessing  value,  the
Advisor may consider additional factors,  such as price to cash flow or price to earnings ratios, as well as economic conditions and developments in the issuer's industry.  The  criteria  the Advisor  uses for  assessing  value are subject to change from time to time. No assurance  can be given that the Fund's  investment objective will be achieved.

Fund Characteristics and Policies

     The Fund may not invest in all such companies or Approved Markets described above for reasons that  include  constraints  imposed  within  Approved  Markets
(e.g.,  restrictions on purchases by  foreigners),  and the Fund's policy not to invest more than 25% of its assets in any one industry.

     Approved  Market  securities  are defined to be (a) securities of companies organized in a country in an Approved Market or for which the principal  trading market is in an Approved  Market,  (b)  securities  issued or  guaranteed by the government of an Approved Market country, its agencies or instrumentalities,  or the central bank of such  country,  (c)  securities  denominated  in an Approved
Market currency issued by companies to finance  operations in Approved  Markets,
(d) securities of companies that derive at least 50% of their revenues primarily from  either  goods or services  produced  in Approved  Markets or sales made in
Approved  Markets,  and (e) Approved  Market  equity  securities  in the form of depositary  shares.  Securities  of Approved  Markets may include  securities of companies  that  have  characteristics  and  business  relationships  common  to companies in other countries.  As a result,  the value of the securities of such companies may reflect economic and market forces in such other countries as well as in the  Approved  Markets.  The  Advisor,  however,  will  select  only those companies which, in its view, have sufficiently  strong exposure to economic and market  forces in  Approved  Markets  such that their value will tend to reflect developments in Approved Markets to a greater extent than  developments in other regions.  For example, the Advisor may invest in companies organized and located in the United States or other countries outside of Approved  Markets,  including companies having their entire production facilities outside of Approved Markets, when such companies meet the definition of Approved Market securities so long as the Advisor  believes at the time of investment  that the value of the company's securities will reflect principally conditions in Approved Markets.

                                      -1-

     In  determining  what  countries  have  emerging  markets,  the  Fund  will consider, among other things, the data, analysis and classification of countries published or disseminated by the International Bank for Reconstruction (commonly known as the World Bank) and the International Finance Corporation,  in addition to the criteria  described above. In determining  whether to approve markets for investment,  the Advisor  will take into  account,  among other  things,  market liquidity, relative availability of investor information, government regulation, including fiscal and foreign exchange  repatriation  rules, and the availability of other access to these markets for the Fund. Approved emerging markets may not include all such emerging markets.

     As of the date of this Part A, the following  countries  are  designated as
Approved Markets:  Brazil, Chile, Hungary,  Indonesia,  Israel, Korea, Malaysia,
Mexico,  Philippines,  Poland, Republic of China (Taiwan),  Thailand and Turkey.
Countries  that may be approved in the future  include,  but are not limited to,
Argentina,  Colombia, Czech Republic, Egypt, India, Republic of South Africa and
Venezuela.  In addition  to the  Approved  Markets  listed  above,  the Fund may continue to hold  securities in countries that are not currently  authorized for investment, but that had been authorized for investment in the past.

     The Fund may purchase,  for liquidity,  or for temporary defensive purposes during  periods in which  market or economic or  political  conditions  warrant, highly liquid debt instruments or hold freely convertible  currencies,  although the Fund does not expect the  aggregate of all such amounts to exceed 10% of its net assets under normal circumstances.

     The Fund  also may  invest in shares  of other  investment  companies  that invest in one or more Approved Markets,  although it intends to do so only where access to those  markets is  otherwise  significantly  limited.  The  Investment
Company Act of 1940, as amended (the "1940 Act"),  limits investment by the Fund in shares of other investment  companies to no more than 10% of the value of the
Fund's total  assets.  If the Fund invests in another  investment  company,  the
Fund's  shareholders will bear not only their proportionate share of expenses of the Fund (including  operating  expenses and the fees of the Advisor),  but also will bear indirectly similar expenses of the underlying  investment  company. In some  Approved  Markets,  it will be  necessary  or  advisable  for the  Fund to establish a  wholly-owned  subsidiary or a trust for the purpose of investing in the local markets.

Portfolio Construction

     Even though a company's stock may meet the Fund's criterion for investment, it may not be included  in the Fund for one or more of a number of reasons.  For example,  in the  Advisor's  judgment,  the issuer may be  considered in extreme financial  difficulty,  a material portion of its securities may be closely held and not likely  available to support  market  liquidity,  or the issuer may be a
"passive foreign investment company" (as defined in the Internal Revenue Code of
1986, as amended (the  "Code")).  To this extent,  there will be the exercise of discretion  and  consideration  by the Advisor which would not be present in the management of a portfolio  seeking to represent an established  index of broadly traded domestic  securities (such as the S&P 500(R)Index.) The Advisor also will exercise  discretion in  determining  the  allocation of  investments as between
Approved Markets.

                                      -2-

     Changes in the composition and relative ranking (in terms of book to market ratio) of the stocks that are  eligible for purchase by the Fund take place with every trade when the  securities  markets are open for trading due  primarily to price  fluctuations of such  securities.  On a periodic basis,  the Advisor will prepare lists of eligible  value stocks that are eligible for  investment.  Such list will be revised no frequently less than semi-annually.

     Generally, securities will be purchased with the expectation that they will be held for longer than one year. However, securities,  including those eligible for purchase,  may be disposed of at any time when,  in the Advisor's  judgment, circumstances  warrant  their sale.  Generally,  securities  will not be sold to realize short-term  profits,  but when circumstances  warrant,  they may be sold without regard to the length of time held.

     For the purpose of converting  U.S.  dollars to another  currency,  or vice versa, or converting one foreign currency to another foreign currency,  the Fund may enter into forward foreign exchange contracts. In addition, to hedge against changes in the  relative  value of  foreign  currencies,  the Fund may  purchase foreign currency futures contracts.  However,  the Fund generally does not hedge foreign  currency risk. The Fund will only enter into such a futures contract if it is expected  that the Fund will be able  readily to close out such  contract.
However,  there can be no assurance that it will be able in any particular  case to do so, in which case the Fund may suffer a loss.

                                SECURITIES LOANS

     The Fund is authorized to lend  securities to qualified  brokers,  dealers, banks and other  financial  institutions  for the purpose of earning  additional income. While the Fund may earn additional income from lending securities,  such activity is incidental  to the  investment  objective of the Fund.  The value of securities  loaned  may not  exceed  33 1/3% of the  value of the  Fund's  total assets.  In  connection  with  such  loans,  the Fund  will  receive  collateral consisting of cash or U.S.  Government  securities,  which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities.  In addition,  the Fund will be able to terminate the loan at any  time and will  receive  reasonable  compensation  on the  loan,  as well as amounts equal to any dividends,  interest or other  distributions  on the loaned securities.  In the event of the  bankruptcy  of the  borrower,  the Fund  could experience delay in recovering the loaned securities.  Management  believes that this risk can be controlled through careful monitoring procedures.

                                  RISK FACTORS

Market Risk

     Economic,  political  and issuer  specific  events  will cause the value of securities,  and the net  asset  value of the  Fund's  shares  to rise and fall.
Because the value of an investment in the Fund will fluctuate, there is the risk that an investor may lose money.

                                      -3-

Foreign Securities

     The Fund invests in foreign issuers.  Such  investments  involve risks that are not associated  with  investments in U.S. public  companies.  Such risks may include legal, political and/or diplomatic actions of foreign governments,  such as imposition of  withholding  taxes on interest and dividend  income payable on the securities held,  possible seizure or  nationalization  of foreign deposits, establishment of exchange controls or the adoption of other foreign governmental restrictions  that might  adversely  affect the value of the assets  held by the
Fund. Further,  foreign issuers are not generally subject to uniform accounting, auditing and financial  reporting  standards  comparable to those of U.S. public companies,  and there may be less  publicly  available  information  about  such companies than comparable U.S.  companies.  Also, there can be no assurance that the Fund will achieve its investment objective.

     The  economies  of many  countries  in which  the Fund  invests  are not as diverse or resilient as the U.S. economy,  and have significantly less financial resources.  Some countries are more heavily dependent on international trade and may  be  affected  to a  greater  extent  by  protectionist  measures  of  their governments,  or dependent upon a relatively  limited number of commodities and, thus, sensitive to changes in world prices for these commodities.

     In many  foreign  countries,  stock  markets  are more  variable  than U.S.
markets for two reasons. Contemporaneous declines in both (i) foreign securities prices in local currencies and (ii) the value of local currencies in relation to the U.S. dollar can have a significant negative impact on the net asset value of the Fund. The net asset value of the Fund is denominated in U.S.  dollars,  and, therefore,  declines in market price of both the foreign  securities held by the
Fund and the foreign  currency in which those securities are denominated will be reflected in the net asset value of the Fund's shares.

Investing in Emerging Markets

     The investments of the Fund involve risks in addition to the usual risks of investing in developed  foreign markets.  A number of emerging markets restrict, to varying  degrees,  foreign  investment in stocks.  Repatriation of investment income,  capital  and the  proceeds  of sales by foreign  investors  may require governmental  registration and/or approval in some emerging  countries.  In some jurisdictions,  such  restrictions  and the  imposition of taxes are intended to discourage shorter rather than longer-term holdings.  While the Fund will invest only in markets  where  these  restrictions  are  considered  acceptable  to the
Advisor, new or additional repatriation restrictions might be imposed subsequent to the Fund's  investment.  If such  restrictions  were  imposed  subsequent  to investment in the  securities  of a particular  country,  the Fund,  among other things,  might  discontinue  the purchase of securities  in that  country.  Such restrictions  will be considered in relation to the Fund's  liquidity  needs and other  factors and may make it  particularly  difficult  to  establish  the fair market  value of  particular  securities  from time to time.  The  valuation  of securities  held by the  Fund  is the  responsibility  of the  Fund's  Board  of
Directors,  acting  in good  faith  and  with  advice  from  the  Advisor.  (See
"VALUATION OF SHARES.")  Further,  some attractive  equity securities may not be available  to the Fund  because  foreign  shareholders  hold the maximum  amount permissible under current laws.

     Relative to the U.S. and to larger non-U.S.  markets,  many of the emerging markets in which the Fund may  invest are  relatively  small,  have low  trading volumes,  suffer periods of  illiquidity  and are  characterized  by significant price  volatility.  Such factors may be even more  pronounced  in  jurisdictions where  securities  ownership is divided into  separate  classes for domestic and non-domestic owners. These risks are heightened for investments in small company emerging markets securities.

                                      -4-

     In  addition,   many  emerging  markets,   including  most  Latin  American
countries, have experienced substantial,  and, in some periods,  extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have very  negative  effects on the economies and securities markets of certain countries. In an attempt to control inflation, wage and price controls have been imposed at times in certain countries. Certain
emerging  markets  have  recently  transitioned,   or  are  in  the  process  of
transitioning, from centrally controlled to market-based economies. There can be no assurance that such transitions will be successful.

     Brokerage  commissions,  custodial  services  and other  costs  relating to investment in foreign  markets  generally are more  expensive than in the United
States; this is particularly true with respect to emerging markets. Such markets have different settlement and clearance  procedures.  In certain markets,  there have been times when  settlements do not keep pace with the volume of securities transactions, making it difficult to conduct such transactions. The inability of the Fund to make intended securities  purchases due to settlement problems could cause the Fund to miss  investment  opportunities.  Inability  to  dispose  of a portfolio  security caused by settlement  problems could result either in losses to the Fund due to subsequent declines in value of the portfolio security or, if the Fund has  entered  into a contract  to sell the  security,  could  result in possible liability to the purchaser.

     The risk also exists that an emergency  situation  may arise in one or more emerging  markets as a result of which trading of securities may cease or may be substantially  curtailed and prices for the Fund's portfolio  securities in such markets may not be readily  available.  The Fund's  portfolio  securities in the affected  markets  will be valued at fair value  determined  in good faith by or under the direction of the Board of Directors.

     Government  involvement  in the private  sector  varies in degree among the emerging markets  contemplated for investment by the Fund. Such involvement may, in some cases,  include government  ownership of companies in certain commercial business  sectors,  wage and price  controls or imposition of trade barriers and other protectionist  measures.  With respect to any developing country, there is no  guarantee  that some future  economic or  political  crisis will not lead to price  controls,  forced  mergers of companies,  expropriation,  the creation of government  monopolies,  or other  measures  that  could be  detrimental  to the investments of the Fund.

     Taxation of dividends and capital gains  received by  non-residents  varies among countries with emerging markets and, in some cases, is high in relation to comparable  U.S.  rates.  Particular  tax  structures  may have the  intended or incidental effect of encouraging long holding periods for particular  securities and/or the reinvestment of earnings and sales proceeds in the same jurisdiction.
In addition,  emerging market jurisdictions typically have less well-defined tax laws and  procedures  than is the case in the United  States,  and such laws may permit retroactive  taxation so that the Fund could in the future become subject to local tax liability that it had not reasonably  anticipated in conducting its investment activities or valuing its assets.

                                      -5-

Foreign Currencies and Related Transactions

     Investments of the Fund will be denominated in foreign currencies.  Changes in the relative  values of foreign  currencies and the U.S.  dollar,  therefore, will affect the value of  investments  of the Fund.  The Fund may (but typically does not) purchase  foreign  currency  futures  contracts and options thereon in order to hedge against changes in the level of foreign currency  exchange rates.
Such contracts involve an agreement to purchase or sell a specific currency at a future date at a price set in the  contract and would enable the Fund to protect against losses  resulting from adverse changes in the  relationship  between the
U.S. dollar and foreign  currencies  occurring  between the trade and settlement dates of the  Fund's  securities  transactions,  but they also tend to limit the potential  gains  that might  result  from a  positive  change in such  currency relationships.  Gains and losses on investments  in futures and options  thereon depend on the direction of interest rates and other economic factors.

Borrowing

     The Fund has reserved the right to borrow  amounts not exceeding 33% of its net assets for the  purpose of making  redemption  payments.  When  advantageous opportunities to do so exist,  the Fund may purchase  securities when borrowings exceed 5% of the value of its net assets. Such purchases can be considered to be
"leveraging"  and,  in such  circumstances,  the net asset value of the Fund may increase or  decrease  at a greater  rate than would be the case if the Fund had not leveraged.  The interest  payable on the amount  borrowed would increase the
Fund's expenses and, if the  appreciation and income produced by the investments purchased  when the Fund has borrowed are less than the cost of  borrowing,  the investment performance of the Fund will be reduced as a result of leveraging.

Portfolio Strategies

     The method  employed by the Advisor to manage the Fund will differ from the process employed by many other investment advisors in that the Advisor will rely on  fundamental  analysis of the  investment  merits of  securities to a limited extent to eliminate  potential  portfolio  acquisitions rather than rely on this technique to select securities.  Further,  because securities  generally will be
held   long-term  and  will  not  be  eliminated   based  on  short-term   price
fluctuations,  the Advisor  generally will not act upon general market movements or  short-term  price  fluctuations  of securities to as great an extent as many other investment advisors.

Futures Contracts and Options on Futures

     The Fund may  invest  in  index  futures  contracts  and  options  on index futures.  To the extent that the Fund invests in futures  contracts  and options thereon for other than bona fide hedging purposes,  the Fund will not enter into such  transactions  if, as a result,  more than 5% of its net assets  would then consist of initial  margin  deposits  and premiums  required to  establish  such positions after taking into account  unrealized profits and unrealized losses on such contracts it has entered into; provided,  however,  that, in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating  the 5%. Certain index futures  contracts and options on index futures are derivative securities.

                                      -6-

     These investments  entail the risk that an imperfect  correlation may exist between  changes  in the market  value of the  stocks  owned by the Fund and the prices of such futures contracts and options, and, at times, the market for such contracts  and  options  might lack  liquidity,  thereby  inhibiting  the Fund's ability to close a position in such investments.  Gains or losses on investments in options and futures  depend on the direction of securities  prices,  interest rates  and  other  economic  factors,  and the loss from  investing  in  futures transactions is potentially unlimited.  Certain restrictions imposed by the Code may limit the ability of the Fund to invest in futures  contracts and options on futures contracts.

                             MANAGEMENT OF THE FUND

     Dimensional Fund Advisors Inc. (the "Advisor") serves as investment advisor to the Fund.  As such,  the Advisor is  responsible  for the  management  of its assets.  Investment  decisions for the Fund are made by the Investment Committee of the  Advisor  which  meets on a regular  basis and also as needed to consider investment issues. The Investment  Committee is composed of certain officers and directors of the Advisor who are elected annually. The Advisor provides the Fund with a trading  department and selects brokers and dealers to effect  securities transactions.  Portfolio  securities  transactions  are  placed  with a view  to obtaining best price and execution and, subject to this goal, may be placed with brokers that have assisted in the sale of the Fund's shares.

     For the fiscal year ended November 30, 2002, the Advisor received a fee for its  services  from the Fund which,  on an annual  basis,  equaled  0.10% of the average net assets of the Fund.

     The Fund bears all of its own costs and  expenses,  including:  services of its independent  certified public  accountants,  legal counsel,  brokerage fees,
commissions   and  transfer  taxes  in  connection   with  the  acquisition  and
disposition of portfolio securities, taxes, insurance premiums, costs incidental to  meetings  of  its  shareholders  and  directors,  the  cost  of  filing  its registration  statements  under the federal  securities laws and the cost of any filings  required under state  securities  laws,  reports to  shareholders,  and transfer and dividend disbursing agency,  administrative  services and custodian fees.

     The Advisor  was  organized  in May 1981 and is engaged in the  business of providing investment management services to institutional  investors.  As of the date of this registration statement, assets under management total approximately
$34 billion.

Consulting Services

     The  Advisor  has  entered  into  a  Consulting   Services  Agreement  with
Dimensional  Fund  Advisors  Ltd.  ("DFAL")  and  DFA  Australia  Limited  ("DFA
Australia"),  respectively.  Pursuant to the terms of each  Consulting  Services
Agreement,  DFAL and DFA Australia  provide certain  trading and  administrative services to the Advisor with respect to the Fund. The Advisor  controls DFAL and
DFA Australia.

                DIVIDENDS, CAPITAL GAINS DISTRIBUTIONS AND TAXES

     The  policy  of the  Fund  is to  distribute  substantially  all of its net investment  income  together with any net realized  capital gains in December of each year.  In addition,  the Fund will  distribute  all net  investment  income earned through the end of November each year in the month of November.

                                      -7-

     Shareholders of the Fund will  automatically  receive all income  dividends and capital gains  distributions  in additional  shares of the Fund at net asset value (as of the business date following the dividend record date).

     If more than 50% in value of the total  assets of the Fund are  invested in securities  of foreign  corporations,  the Fund may elect to pass through to its shareholders  their pro rata share of foreign  income taxes paid by the Fund. If this election is made,  shareholders  will be required to include in their gross income  their pro rata  share of  foreign  taxes  paid by the Fund,  and will be entitled to either deduct (as an itemized  deduction in the case of individuals)
their share of such foreign taxes in computing  their taxable income or to claim a credit for such  taxes  against  their U.S.  federal  income  tax,  subject to certain limitations under the Code.

     Whether paid in cash or additional  shares and  regardless of the length of time the Fund's shares have been owned by  shareholders  who are subject to U.S.
federal income taxes,  distributions from long-term capital gains are taxable as such.  Dividends from net investment income or net short-term capital gains will be taxable as ordinary income, whether received in cash or in additional shares.
Dividends and  distributions  to a 401(k) plan accumulate free of federal income taxes.  For those  investors  subject to tax, if purchases of shares of the Fund are made  shortly  before  the  record  date for a  dividend  or  capital  gains distribution,  a  portion  of the  investment  will  be  returned  as a  taxable distribution.  Shareholders  are  notified  annually  by the Fund as to the U.S.
federal tax status of dividends and distributions paid by the Fund.

     Dividends   which  are  declared  in  October,   November  or  December  to
shareholders of record in such a month, but which, for operational  reasons, may not be paid to the shareholder until the following January,  will be treated for
U.S.  federal  income tax  purposes  as if paid by the Fund and  received by the shareholder on December 31 of the calendar year in which they are declared.

     The sale of  shares  of the Fund is a  taxable  event  and may  result in a capital  gain or loss to  shareholders  who are subject to tax.  Capital gain or loss may be realized from an ordinary redemption of shares. Any loss incurred on the sale of the Fund's shares, held for six months or less, will be treated as a long-term  capital loss to the extent of capital gain  dividends  received  with respect to such shares.

     In  addition  to federal  taxes,  shareholders  may be subject to state and local taxes on distributions from the Fund and on gains arising on redemption or exchange  of the  Fund's  shares.  Non-U.S.  investors  may be  subject  to U.S.
withholding  or estate tax, and are subject to special  U.S.  tax  certification requirements.

     For  calendar  year 2003,  the Fund is required to withhold  30% of taxable
dividends,  capital  gains  distributions,   and  redemption  proceeds  paid  to
shareholders   who  have  not  complied  with  rules   concerning  IRS  taxpayer
identification  numbers. The withholding rate is 29% for calendar years 2004 and
2005. You may avoid this withholding  requirement by providing and certifying on the account registration form your correct Taxpayer Identification Number and by certifying that you are not subject to backup  withholding and are a U.S. person
(including  a U.S.  resident  alien).  The Fund  also must  withhold  if the IRS instructs it to do so.

                                      -8-

     The tax  discussion  set forth  above is included  for general  information only. Prospective investors should consult their own tax advisers concerning the federal, state, local or foreign tax consequences of an investment in the Fund.

                               PURCHASE OF SHARES

     Shares  issued by the Fund are not  registered  under the  Securities  Act, which means that the Fund's shares may not be sold publicly.  However,  the Fund may sell its shares through private placements pursuant to available  exemptions from registration  under the Securities Act. Shares of the Fund are sold only to other investment companies and certain institutional investors.

     One shareholder of the Fund is an open-end investment company that seeks to achieve its investment  objective by investing all of its  investable  assets in the Fund (the "Feeder Portfolio").  The Feeder Portfolio has the same investment objective,  policies and limitations as the Fund. The master-feeder structure is unlike many other  investment  companies that directly  acquire and manage their own portfolio of securities.  The investment  experience of the Feeder Portfolio will correspond directly with the investment experience of the Fund.

Cash Purchases

     Investors may purchase  shares of the Fund by first  contacting the Advisor at (310)  395-8005  to  notify  the  Advisor  of the  proposed  investment.  All investments  are subject to  approval of the  Advisor,  and all  investors  must complete and submit the necessary account  registration forms. The Fund reserves the right to reject any  initial or  additional  investment  and to suspend  the offering of shares of the Fund.

     Investors having an account with a bank that is a member or a correspondent of a member of the Federal  Reserve System may purchase  shares by first calling the Advisor at (310) 395-8005 to notify the Advisor of the proposed  investment, then requesting the bank to transmit immediately available funds (Federal Funds)
by wire to the custodian,  for the Account of Dimensional Emerging Markets Value
Fund Inc. Additional  investments also may be made through the wire procedure by first  notifying the Advisor.  Investors who wish to purchase shares of the Fund by check  should send their check to  Dimensional  Emerging  Markets  Value Fund
Inc., c/o PFPC Inc., 400 Bellevue Parkway, Wilmington, Delaware 19809. Citibank,
N.A. serves as custodian for the Fund.

     Under  certain  circumstances,  shares  also may be  purchased  and sold by investors  through  securities firms that may charge a service fee or commission for such  transactions.  No such fee or commission is charged on shares that are purchased or redeemed directly from the Fund.

     Purchases of shares will be made in full and fractional  shares  calculated
to  three  decimal  places.   In  the  interest  of  economy  and   convenience,
certificates for shares will not be issued.

     Frequent trading into and out of the Fund can disrupt portfolio  investment strategies,  harm  performance and increase Fund expenses for all  shareholders, including  long-term  shareholders  who do not generate these costs. The Fund is designed for  long-term  investors,  and is not  intended  for market  timing or excessive trading  activities.  Market timing  activities  include purchases and sales of Fund shares in response to short-term market fluctuations. The Fund may refuse  or  cancel  purchase  orders  for  any  reason,  without  prior  notice, particularly purchase orders that the Fund believes are made on behalf of market timers. The Fund and its agents reserve the right to reject any purchase request by any investor  indefinitely  if they believe that any  combination  of trading activity is  potentially  disruptive  to the Fund.  The Fund may impose  further restrictions on trading activities by market timers in the future.

                                      -9-

In-Kind Purchases

     If accepted by the Fund, shares may be purchased in exchange for securities that are eligible for  acquisition  by the Fund or otherwise  represented in its portfolio as described  in this Part A or in exchange  for local  currencies  in which  such  securities  of the  Fund  are  denominated.  Securities  and  local currencies  to be exchanged  that are accepted by the Fund and Fund shares to be issued  therefore will be valued as set forth under "VALUATION OF SHARES" at the time of the next  determination  of net asset value after such  acceptance.  All dividends, interest, subscription, or other rights pertaining to such securities shall  become the  property of the Fund and must be delivered to the Fund by the investor upon receipt from the issuer.  Investors who desire to purchase  shares of the Fund with local  currencies  should  first  contact  the Advisor for wire instructions.

     The Fund will not  accept  securities  in  exchange  for shares of the Fund unless:  (1) such  securities  are, at the time of the exchange,  eligible to be included,  or otherwise  represented,  in the Fund and current market quotations are readily  available  for such  securities;  (2) the investor  represents  and agrees  that all  securities  offered  to be  exchanged  are not  subject to any restrictions  upon their sale by the Fund under the  Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise;  (3) at the  discretion  of the Fund,  the value of any such security
(except  U.S.  Government  securities)  being  exchanged,  together  with  other securities  of the same issuer  owned by the Fund,  may not exceed 5% of the net assets of the Fund immediately after the transaction.  The Fund will accept such securities for investment and not for resale.

     A gain or loss  for  federal  income  tax  purposes  will  be  realized  by investors who are subject to federal  taxation upon the exchange  depending upon the cost of the securities or local currency exchanged.  Investors interested in such exchanges should contact the Advisor.

                               VALUATION OF SHARES

Net Asset Value

     The net asset value per share of the Fund is generally  calculated  on days that the New York Stock  Exchange  ("NYSE") is open for  trading.  The net asset value per share of the Fund is calculated  after the close of the NYSE (normally
1:00 p.m. PST) by dividing the total market value of the Fund's  investments and other assets, less any liabilities, by the total outstanding shares of the stock of the Fund.  The value of the shares of the Fund will  fluctuate in relation to its own  investment  experience.  Securities  held by the Fund are valued at the last quoted sale price of the day.  Securities  held by the Fund that are listed on Nasdaq are valued at the Nasdaq Official Closing Price ("NOCP").  If there is no last reported sale price or NOCP of the day, the securities are valued at the mean between the most recent quoted bid and asked prices.  Price  information on listed  securities  is taken from the  exchange  where the security is primarily traded.  Securities  issued by open-end  investment  companies  are valued using their respective net asset values,  or public offering  prices,  as appropriate, for purchase  orders placed at the close of the NYSE.  The value of other assets and  securities  for  which  no  quotations  are  readily  available  (including restricted  securities) are determined in good faith at fair value in accordance with procedures  adopted by the Board of Directors.  Fair value pricing may also be used if events that have a  significant  effect on the value of an investment
(as  determined in the  discretion of the  Investment  Committee of the Advisor)
occur before the net asset value is calculated. When fair value pricing is used, the prices of  securities  used by the Fund may differ from quoted or  published prices  for the same  securities.  The net asset  value per share of the Fund is expressed in U.S.  dollars by  translating  the net assets of the Fund using the mean  between the most  recent bid and asked  prices for the dollar as quoted by generally recognized reliable sources.  Note: The time at which transactions and shares are priced may be changed in case of an  emergency  or if the NYSE closes at a time other than 1:00 p.m. PST.

                                      -10-

     Provided that PFPC, Inc., the Fund's transfer agent (the "Transfer Agent"), has  received the  investor's  Account  Registration  Form in good order and the custodian has received the investor's payment, shares of the Fund will be priced at the public  offering  price  calculated  next after receipt of the investor's funds by the  custodian.  The  Transfer  Agent or the Fund may from time to time appoint a sub-transfer  agent for the receipt of purchase  orders and funds from certain investors.  With respect to such investors,  the shares of the Fund will be priced at the public offering price  calculated after receipt of the purchase order by the sub-transfer  agent. The only difference  between a normal purchase and a purchase through a sub-transfer  agent is that if the investor buys shares through a sub-transfer  agent,  the purchase  price will be the public  offering price next calculated  after the sub-transfer  agent receives the order,  rather than on the day the custodian receives the investor's payment (provided that the
Transfer Agent has received the investor's purchase order in good order).  "Good order" with respect to the  purchase of shares means that (1) a fully  completed and properly  signed Account  Registration  Form and any  additional  supporting legal  documentation  required by the Advisor has been received in legible form, and (2) the Advisor has been  notified of the purchase by telephone  and, if the
Advisor so requests, also in writing, no later than the close of regular trading on the NYSE (ordinarily  1:00 p.m. PST) on the day of the purchase.  If an order to purchase  shares must be canceled due to  non-payment,  the purchaser will be responsible for any loss incurred by the Fund arising out of such  cancellation.
To recover any such loss,  the Fund reserves the right to redeem shares owned by any purchaser  whose order is canceled,  and such purchaser may be prohibited or restricted in the manner of placing orders.

     To the extent the Fund purchases fixed income  securities,  net asset value includes interest on fixed income securities, which is accrued daily. Securities that  are  traded  over-the-counter  and on a  stock  exchange  will  be  valued according  to the broadest and most  representative  market,  and it is expected that for bonds and other fixed income  securities  this  ordinarily  will be the over-the-counter  market.  Other assets and securities for which  quotations are not readily  available  will be valued in good faith at fair value using methods determined by the Board of Directors.

     Generally,  trading in foreign  securities markets is completed each day at various times prior to the close of the NYSE.  The values of foreign  securities held by the Fund are  determined  as of such times for the purpose of  computing the net asset value of the Fund. If events that  materially  affect the value of the  investments  of the Fund occur  subsequent  to the close of the  securities market on which such securities are primarily traded,  the investments  affected thereby will be valued at "fair value" as described  above.  Since the Fund owns securities that are primarily listed on foreign exchanges that may trade on days when the Fund  does not price its  shares,  the net asset  value of the Fund may change on days when shareholders will not be able to purchase or redeem shares.

                                      -11-

     Certain of the securities  holdings of the Fund in Approved  Markets may be subject to tax, investment and currency repatriation regulations of the Approved
Markets that could have a material  effect on the  valuation of the  securities.
For  example,  the Fund might be  subject to  different  levels of  taxation  on current  income and  realized  gains  depending  upon the holding  period of the securities.  In general,  a longer  holding period (e.g., 5 years) may result in the imposition of lower tax rates than a shorter  holding period (e.g., 1 year).
The Fund may also be subject to certain contractual arrangements with investment authorities  in an  Approved  Market that  require the Fund to maintain  minimum holding  periods or to limit the extent of  repatriation  of income and realized gains. As a result,  the valuation of particular  securities at any one time may depend  materially  upon  the  assumptions  that the  Fund  makes  at that  time concerning the  anticipated  holding period for the  securities.  Absent special circumstances as determined by the Board of Directors,  it is presently intended that the valuation of such  securities  will be based upon the  assumption  that they will be held for at least the amount of time  necessary to avoid higher tax rates or penalties and currency repatriation  restrictions.  However, the use of such valuation  standards will not prevent the Fund from selling such securities in a shorter  period of time if the Advisor  considers  the earlier sale to be a more prudent course of action. Revision in valuation of those securities will be made at the time of the transaction to reflect the actual sales proceeds inuring to the Fund.

     Futures  contracts are valued using the settlement  price  established each day on the  exchange  on  which  they are  traded.  The  value  of such  futures contracts held by the Fund is determined each day as of such close.

     The  Fund's  shares  are  sold at an  offering  price  that is equal to the current net asset value of such shares.

                               EXCHANGE OF SHARES

     There is no exchange  privilege  between the Fund and any  portfolio of DFA
Investment Dimensions Group Inc. or Dimensional Investment Group Inc.

                              REDEMPTION OF SHARES

     Shares  issued by the Fund are not  registered  under the  Securities  Act, which means that the Fund's  shares are  restricted  securities  that may not be sold unless registered or pursuant to an available exemption from that Act.

Redemption Procedures

     Investors  who desire to redeem  shares of the Fund must first  contact the
Advisor at the telephone  number shown under "PURCHASE OF SHARES." The Fund will redeem shares at the net asset value of such shares next determined, either: (1)
after receipt by the Fund's  Transfer Agent of a written  request for redemption in good order, or (2) if stock  certificates have been issued,  after receipt of the stock  certificates in good order at the office of the Transfer Agent. "Good order"  means that the  request to redeem  shares  must  include  all  necessary documentation,  to be received in writing by the Advisor no later than the close of regular  trading on the NYSE  (ordinarily  1:00 p.m. PST),  including but not limited to: the stock  certificate(s),  if issued;  a letter of instruction or a stock  assignment  specifying  the  number  of  shares  or  dollar  amount to be redeemed,  signed  by  all  registered  owners  (or  authorized  representatives thereof)  of the shares;  and, if the Fund does not have on file the  authorized signatures  for the  account,  a guarantee of the  signature of each  registered owner by an eligible guarantor  institution;  and any other required  supporting legal documents.

                                      -12-

     Shareholders  redeeming shares for which certificates have not been issued, who have authorized  redemption  payment by wire on an authorization  form filed with the Fund,  may request that  redemption  proceeds be paid in federal  funds wired to the bank they  have  designated  on the  authorization  form.  The Fund reserves the right to send  redemption  proceeds by check in its  discretion;  a shareholder may request  overnight  delivery of such check at the  shareholder's own expense.  If the proceeds are wired to the  shareholder's  account at a bank that is not a member of the Federal  Reserve  System,  there could be a delay in crediting the funds to the  shareholder's  bank  account.  The Fund reserves the right at any time to suspend or terminate the redemption by wire procedure after prior  notification  to  shareholders.  No  charge  is  made  by  the  Fund  for redemptions.  The  redemption  of all  shares in an account  will  result in the account  being  closed.  A new Account  Registration  Form will be required  for future investments. (See "PURCHASE OF SHARES.")

     Although the redemption  payments will ordinarily be made within seven days after  receipt,  payment to investors  redeeming  shares that were  purchased by check  will not be made  until the Fund can  verify  that the  payments  for the purchase have been, or will be, collected,  which may take up to fifteen days or more.  Investors may avoid this delay by submitting a certified check along with the purchase order.

Redemption of Accounts

     The Fund reserves the right to redeem a stockholder's  account if the value of the  shares  in the  Fund  is  $500 or less  because  of  redemptions  by the shareholder.  Before the Fund involuntarily  redeems shares from such an account and sends the proceeds to the stockholder,  the Fund will give written notice of the  redemption  to the  stockholder  at  least  sixty  days in  advance  of the redemption  date. The stockholder will then have sixty days from the date of the notice to make an additional  investment in the Fund in order to bring the value of the  shares in the  account  to more than  $500 and  avoid  such  involuntary redemption. The redemption price to be paid to a stockholder for shares redeemed by the Fund under this right will be the aggregate net asset value of the shares in the account at the close of business on the redemption date.

     The Fund  reserves  the right to  automatically  redeem  shares of the Fund owned  by a  stockholder  if  the  investment  advisory  agreement  between  the stockholder and the Advisor is terminated.

                                      -13-

In-Kind Redemptions

     When in the best  interests  of the  Fund,  the Fund may make a  redemption payment, in whole or in part, by a distribution of portfolio  securities in lieu of cash.  Investors  may incur  brokerage  charges and other  transaction  costs selling  securities  that were  received  in  payment of  redemptions.  The Fund reserves  the  right to  redeem  its  shares  in the  currencies  in  which  its investments  are  denominated.  Investors may incur  charges in converting  such currencies  to  dollars  and the  value of the  securities  may be  affected  by currency exchange fluctuations.

                                      -14-

                                SERVICE PROVIDERS

Investment Advisor
------------------
DIMENSIONAL FUND ADVISORS INC.
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401
Tel. No. (310) 395-8005

Custodian
---------
CITIBANK, N.A.
111 Wall Street
New York, NY  10005

Transfer and Dividend Disbursing Agent
--------------------------------------
PFPC INC.
400 Bellevue Parkway
Wilmington, DE  19809

Legal Counsel
-------------
STRADLEY, RONON, STEVENS & YOUNG, LLP
2600 One Commerce Square
Philadelphia, PA  19103-7098

Independent Certified Public Accountants
----------------------------------------
PRICEWATERHOUSECOOPERS LLP
200 East Las Olas Boulevard, Suite 1700
Ft. Lauderdale, FL  33301

                                      -15-

                  DIMENSIONAL EMERGING MARKETS VALUE FUND INC.

          1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401
                            Telephone: (310) 395-8005

                                     PART B

                       STATEMENT OF ADDITIONAL INFORMATION

                                  May 21, 2003

     This statement of additional  information is not a prospectus but should be read in conjunction with Part A of the Fund's  registration  statement dated May
21,  2003  ("Part  A").  A free copy of the Fund's  Part A and annual  report to shareholders  can be obtained  from the Fund by writing to the Fund at the above address or by calling the above telephone  number.  Information  from the Fund's annual report to  shareholders  is incorporated by reference into this statement of additional information.

                                TABLE OF CONTENTS

                        FUND CHARACTERISTICS AND POLICIES

     The following information  supplements the information set forth in Part A.
Capitalized terms not otherwise defined in this SAI have the meaning assigned to them in Part A.

     Dimensional  Emerging  Markets Value Fund Inc. is a  diversified,  open-end management  investment company.  The investment objective of the Fund is to seek
long-term   capital  growth  through   investment  in  emerging   market  equity
securities.

     It is  possible  that the  Fund  might  own at least 5% of the  outstanding voting securities of one or more issuers.  In such  circumstances,  the Fund and the issuer would be deemed  "affiliated  persons" under the 1940 Act and certain requirements  of the Act regulating  dealings  between  affiliates  might become applicable.  However,  management  does not anticipate that the Fund will own as much as 5% of the voting securities of any issuer.

                              BROKERAGE COMMISSIONS

     For the fiscal years ending  November 30, 2002,  2001,  and 2000,  the Fund paid brokerage commissions of $545,490,  $386,717,  and $669,452,  respectively.
The  substantial  increases or decreases in the amount of brokerage  commissions paid by the Fund from year to year resulted  from  increases or decreases in the amount of securities that were bought and sold by the Fund.

     Portfolio  transactions  will be placed with a view to  receiving  the best price and execution.  The Fund will seek to acquire and dispose of securities in a manner that would cause as little  fluctuation  in the market prices of stocks being  purchased  or sold as possible  in light of the size of the  transactions being effected, and brokers will be selected with this goal in view. The Advisor monitors the  performance  of brokers that effect  transactions  for the Fund to determine  the  effect  that  their  trading  has on the  market  prices  of the securities  in  which  they  invest.  The  Advisor  also  checks  the  rates  of commissions  being paid by the Fund to its  brokers to  ascertain  that they are
competitive   with  those  charged  by  other  brokers  for  similar   services.
Transactions  also may be placed with  brokers who have  assisted in the sale of the Fund's shares and who provide the Advisor with investment research,  such as reports  concerning  individual  issuers,  industries  and general  economic and financial trends and other research services.

     During the 2002 fiscal year, the Fund did not pay any brokerage commissions for securities  transactions  to brokers that provided  market price  monitoring services,  market  studies and research  services to the Fund or to brokers that are affiliates of the Fund or affiliates of affiliates.

     The investment  management  agreement  permits the Advisor knowingly to pay commissions  on these  transactions  that are greater than another  broker might charge if the Advisor,  in good faith,  determines that the commissions paid are reasonable  in  relation  to the value of the  research  or  brokerage  services provided  by the broker or dealer  when  viewed in terms of either a  particular transaction  or the Advisor's  overall  responsibilities  to the Fund.  Research services furnished by brokers through whom securities  transactions are effected may be used by the Advisor in  servicing  all of its  accounts  and not all such services may be used by the Advisor with respect to the Fund.

                                      -1-

                             INVESTMENT LIMITATIONS

     The Fund has adopted  certain  limitations  that may not be changed without the approval of a majority of the outstanding  voting  securities of the Fund. A
"majority"  is  defined  as the  lesser  of:  (1)  at  least  67% of the  voting securities  of the Fund (to be affected  by the  proposed  change)  present at a meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are  present  or  represented  by  proxy,  or (2) more  than 50% of the outstanding voting securities of the Fund.

     The Fund will not:

     (1)  invest in  commodities  or  purchase  or sell real  estate  (including limited  partnership  interests),  although it may  purchase  and sell securities of companies which deal in real estate and may purchase and sell securities  which are secured by interests in real estate and may purchase or sell financial futures contracts and options thereon, such as forward foreign  currency  futures  contracts and options and index futures contracts and options;

     (2)  make loans of cash, except through the acquisition of  publicly-traded debt securities and short-term money market instruments;

     (3)  invest in the securities of any issuer (except obligations of the U.S.
          government and its instrumentalities) if, as a result, more than 5% of the  Fund's  total  assets,  at  market,  would  be  invested  in  the securities of such issuer,  provided that this limitation applies only to 75% of the total assets of the Fund;

     (4)  borrow, except in connection with a foreign currency transaction,  the settlement  of a  portfolio  trade,  or  as a  temporary  measure  for extraordinary  or emergency  purposes,  including  to meet  redemption requests,  and, in no event, in excess of 33% of the Fund's net assets valued at market;

     (5)  engage in the business of  underwriting  securities  issued by others, except to the extent that the sale of securities  originally  acquired for investment purposes may be deemed an underwriting;

     (6)  invest for the purpose of  exercising  control over  management of any company;

     (7)  acquire any  securities  of  companies  within one  industry  if, as a result of such  acquisition,  more than 25% of the value of the Fund's total assets would be invested in securities of companies  within such industry;

     (8)  purchase securities on margin;

     (9)  as to 75% of the Fund's  assets,  acquire  more than 10% of the voting securities of any issuer; or

     (10) issue senior  securities  (as such term is defined in Section 18(f) of the 1940 Act), except to the extent permitted under the Act.

                                      -2-

     The investment  limitations  described in (1) and (8) above do not prohibit the Fund from making margin deposits with respect to financial futures contracts and options thereon to the extent permitted under applicable regulations.

     Although (2) above  prohibits  cash loans,  the Fund is  authorized to lend portfolio securities.

     For purposes of (4) above, the Fund may borrow in connection with a foreign currency  transaction or the settlement of a portfolio  trade.  The only type of borrowing  contemplated  thereby is the use of a letter of credit  issued on the
Fund's behalf in lieu of depositing  initial margin in connection  with currency futures  contracts,  and the Fund has no  present  intent to engage in any other types of borrowing transactions under this authority.

     Pursuant  to Rule 144A  under the  Securities  Act,  the Fund may  purchase certain  unregistered (i.e.  restricted)  securities upon a determination that a liquid institutional  market exists for the securities.  If it is decided that a liquid market does exist,  the securities  will not be subject to the Fund's 15%
limitation  on  holdings  of  illiquid  securities  as  described  below.  While maintaining  oversight,  the Board of Directors  has  delegated  the  day-to-day function  of  making  liquidity  determinations  to the  Advisor.  For Rule 144A securities to be considered liquid,  there must be at least two dealers making a market  in such  securities.  After  purchase,  the Board of  Directors  and the
Advisor will continue to monitor the liquidity of Rule 144A securities.

     As a non-fundamental  policy,  the Fund does not intend to invest more than
15% of its net assets in illiquid securities.

     The Fund may acquire and sell forward foreign currency  exchange  contracts in order to hedge against changes in the level of future  currency  rates.  Such contracts  involve an  obligation  to purchase or sell a specific  currency at a future date at a price set in the contract.

     Notwithstanding  any of the  above  investment  restrictions,  the Fund may establish  subsidiaries or other similar  vehicles for the purpose of conducting its investment  operations in Approved Markets, if such subsidiaries or vehicles are required by local laws or regulations  governing  foreign  investors such as the Fund or whose use is otherwise  considered by the Fund to be advisable.  The
Fund would "look  through"  any such vehicle to  determine  compliance  with its investment restrictions.

     Subject to future  regulatory  guidance,  for purposes of those  investment limitations  identified  above that are based on total  assets,  "total  assets"
refers to the assets that the Fund owns,  and does not  include  assets that the
Fund does not own but over which it has  effective  control.  For example,  when applying a percentage  investment  limitation that is based on total assets, the
Fund will exclude from its total assets those assets that  represent  collateral received by the Fund for its securities lending transactions.

     Unless  otherwise  indicated,  all  limitations  applicable  to the  Fund's investments  apply  only at the  time  that a  transaction  is  undertaken.  Any subsequent  change in a rating  assigned by any rating  service to a security or change in the percentage of the Fund's assets invested in certain  securities or other  instruments  resulting from market  fluctuations  or other changes in the
Fund's total assets will not require the Fund to dispose of an investment  until the Advisor determines that it is practicable to sell or closeout the investment without  undue market or tax  consequences.  In the event that ratings  services assign different ratings to the same security,  the Advisor will determine which rating it believes best reflects the  security's  quality and risk at that time, which may be the higher of the several assigned ratings.

                                      -3-

                                FUTURES CONTRACTS

     The Fund may enter into futures contracts and options on futures contracts.
The Fund may enter into futures  contracts and options on future  contracts only for the purpose of remaining  fully  invested  and to maintain  liquidity to pay redemptions.

     Futures  contracts provide for the future sale by one party and purchase by another party of a specified amount of defined  securities at a specified future time and at a specified  price.  Futures  contracts that are  standardized as to maturity date and underlying financial instrument are traded on national futures exchanges.  The  Fund  will be  required  to make a  margin  deposit  in cash or government  securities  with a broker or  custodian  to  initiate  and  maintain
positions  in  futures  contracts.   Minimal  initial  margin  requirements  are
established   by  the  futures   exchange  and  brokers  may  establish   margin
requirements  that are higher than the  exchange  requirements.  After a futures contract  position  is  opened,  the value of the  contract  is marked to market daily.  If the futures  contract  price changes to the extent that the margin on deposit does not satisfy margin requirements,  payment of additional "variation"
margin will be required. Conversely,  reduction in the contract value may reduce the  required  margin  resulting  in a repayment  of excess  margin to the Fund.
Variation margin payments are made to and from the futures broker for as long as the  contract  remains  open.  The Fund  expects  to earn  income on its  margin deposits.  To the extent that the Fund invests in futures  contracts and options thereon for other than bona fide hedging purposes,  the Fund will not enter into such transactions if, immediately  thereafter,  the sum of the amount of initial margin  deposits and premiums  paid for open futures  options would exceed 5% of the  Fund's net  assets,  after  taking  into  account  unrealized  profits  and unrealized  losses on such  contracts it has entered  into;  provided,  however, that, in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating the 5%. Pursuant to published positions  of the SEC, the Fund (or its  custodian)  may be required to maintain segregated  accounts  consisting  of  liquid  assets  (or,  as  permitted  under applicable  regulation,  enter into offsetting positions) in connection with its futures contract  transactions in order to cover its obligations with respect to such contracts.

     Positions in futures  contracts  may be closed out only on an exchange that provides a secondary  market.  However,  there can be no assurance that a liquid secondary market will exist for any particular  futures contract at any specific time.  Therefore,  it might not be possible to close a futures  position and, in the event of adverse price movements,  the Fund would be required to continue to make  variation  margin  deposits.  In  such  circumstances,  if  the  Fund  has insufficient  cash,  it might have to sell  portfolio  securities  to meet daily margin  requirements  at a time  when  it  might  be  disadvantageous  to do so.
Management  intends to minimize the possibility  that it will be unable to close out a futures contract by only entering into futures that are traded on national futures exchanges and for which there appears to be a liquid secondary market.

                                      -4-

                            CASH MANAGEMENT PRACTICES

     Pending the investment of new capital in Approved Market equity securities, the Fund will  typically  invest in money  market  instruments  or other  highly
liquid  debt  instruments  denominated  in  U.S.  dollars  (including,   without
limitation,  repurchase  agreements).  The Fund may also invest in money  market mutual funds for temporary cash management purposes.

     In addition, the Fund may invest in repurchase agreements.  In the event of the  bankruptcy  of the other party to a  repurchase  agreement,  the Fund could experience  delay  in  recovering  the  securities  underlying  such  agreement.
Management  believes that this risk can be controlled through stringent security selection criteria and careful monitoring procedures.

                             CONVERTIBLE DEBENTURES

     The Fund may invest up to 5% of its assets in convertible debentures issued by non-U.S.  companies  organized in Approved  Markets.  Convertible  debentures include  corporate  bonds and notes that may be converted  into or exchanged for common stock.  These  securities  are generally  convertible  either at a stated
price or a stated rate (that is, for a specific number of shares of common stock or other  security).  As with  other  fixed  income  securities,  the price of a convertible debenture to some extent varies inversely with interest rates. While providing  a fixed  income  stream  (generally  higher in yield  than the income derived  from a common stock but lower than that  afforded by a  non-convertible debenture),  a convertible  debenture also affords the investor an  opportunity, through its conversion  feature,  to participate in the capital  appreciation of the  common  stock  into which it is  convertible.  As the  market  price of the
underlying  common  stock  declines,   convertible   debentures  tend  to  trade
increasingly on a yield basis and so may not experience market value declines to the same extent as the  underlying  common  stock.  When the market price of the underlying common stock increases, the price of a convertible debenture tends to rise as a reflection of the value of the underlying common stock. To obtain such a higher yield,  the Fund may be required to pay for a convertible  debenture an amount in  excess of the value of the  underlying  common  stock.  Common  stock acquired by the Fund upon  conversion of a convertible  debenture will generally be held for so long as the Advisor  anticipates such stock will provide the Fund with opportunities which are consistent with the Fund's investment objective and policies.

                             DIRECTORS AND OFFICERS

Directors

     The Board of Directors of the Fund is  responsible  for  establishing  Fund policies and for  overseeing  the  management of the Fund.  The Directors of the
Fund,  including  all of  the  disinterested  Directors,  have  adopted  written procedures to monitor potential conflicts of interest that might develop between the Feeder Portfolio and the Fund.

     The Board of Directors has two standing committees, the Audit Committee and the  Portfolio  Performance  and  Service  Review  Committee  (the  "Performance
Committee"). The Audit Committee is comprised of George M. Constantinides, Roger
G.  Ibbotson  and  Abbie J.  Smith.  Each  member of the  Audit  Committee  is a disinterested  Director.  The Audit  Committee for the Board oversees the Fund's accounting and financial  reporting policies and practices,  the Fund's internal controls and other  oversight  functions  as  requested by the Board.  The Audit
Committee  for the Board also acts as a liaison  between the Fund's  independent certified  public  accountants  and the  full  Board.  There  were  three  Audit
Committee meetings held during the fiscal year ended November 30, 2002.

                                      -5-

     The  Performance  Committee  is  comprised  of Messrs.  Constantinides  and
Ibbotson,  Ms. Smith, John P. Gould, Myron S. Scholes and Robert C. Merton. Each
member of the Fund's  Performance  Committee is a  disinterested  Director.  The
Performance Committee regularly reviews and monitors the investment  performance of the Fund and reviews the performance of the Fund's service  providers.  There were two  Performance  Committee  meetings  held  during the  fiscal  year ended
November 30, 2002.

     Certain biographical  information for each disinterested  Director and each interested  Director of the Fund is set forth in the tables  below,  including a description  of each  Director's  experience  as a Director of the Fund and as a director  or  trustee  of  other  funds,  as well as other  recent  professional experience.

Disinterested Directors

---------------------- -------- ----------- ----------------------------- ---------------- ---------------------
                                Term of
                                Office/1/                                 Portfolios
                                and                                       within the DFA   Other Directorships
                                Length of   Principal Occupation During   Fund Complex/2/  of Public Companies
Name, Age and Address  Position Service     Past 5 Years                  Overseen         Held
---------------------- -------- ----------- ----------------------------- ---------------- ---------------------
---------------------- -------- ----------- ----------------------------- ---------------- ---------------------
George M.              Director Since 1993  Leo Melamed Professor of      90 portfolios
Constantinides                              Finance, Graduate School of   in 4 investment
1101 E. 58th Street                         Business, University of       companies
Chicago, IL 60637                           Chicago.
Date of Birth:
9/22/47
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
John P. Gould          Director Since 1993  Steven G. Rothmeier           90 portfolios    Trustee, Harbor Fund
1101 E. 58th Street                         Distinguished Service         in 4 investment  (registered investment
Chicago, IL 60637                           Professor of Economics,       companies        company) (13
Date of Birth:                              Graduate School of Business,                   Portfolios).
1/19/39                                     University of Chicago. Senior
                                            Vice President, Lexecon Inc.
                                            (economics, law, strategy
                                            and finance consulting).
                                            Formerly, President, Cardean
                                            University (division of
                                            UNext.com). Member of the
                                            Boards of Milwaukee Mutual
                                            Insurance Company and UNext.
                                            com. Formerly, Trustee, First
                                            Prairie Funds (registered
                                            investment company).
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Roger G. Ibbotson      Director Since 1993  Professor in Practice of      90 portfolios
Yale School of                              Finance, Yale School of       in 4 investment
Management                                  Management. Director, BIRR    companies
P.O. Box 208200                             Portfolio Analysis, Inc.
New Haven, CT                               (software products). Chairman,
06520-8200                                  Ibbotson Associates, Inc.,
Date of Birth:                              Chicago, IL (software, data,
5/27/43                                     publishing and consulting).
                                            Partner, Zebra Capital
                                            Management, LLC (hedge fund
                                            manager). Formerly, Director,
                                            Hospital Fund, Inc.
                                            (investment management
                                            services).

                                      -6-

---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Robert C. Merton       Director Since 2003  John and Natty McArthur       90 portfolios    Director, Vical
Harvard Business                            University Professor,         in 4 investment  Incorporated
School                                      Graduate School of Business   companies        (biopharmaceutical
397 Morgan Hall                             Administration, Harvard                        product development).
Soldiers Field                              University (since 1998).
Boston, MA 02163                            George Fisher Baker Professor
Date of Birth:                              of Business Administration,
7/31/44                                     Graduate School of Business
                                            Administration, Harvard
                                            University (1988-1998).
                                            Co-founder, Chief Science
                                            Officer, Integrated Finance
                                            Limited (since 2002).
                                            Formerly, Partner, Long-Term
                                            Capital Management.
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Myron S. Scholes       Director Since 1993  Frank E. Buck Professor       90 portfolios    Director, American
Oak Hill Capital                            Emeritus of Finance, Stanford in 4 investment  Century Fund Complex
Management, Inc.                            University. Partner, Oak Hill companies        (registered investment
2775 Sand Hill Road                         Capital Management. Chairman,                  companies) (38
Suite 220                                   Oak Hill Platinum Partners.                    Portfolios).
Menlo Park, CA 94025                        Director, Chicago Mercantile
Date of Birth:                              Exchange. Consultant, Arbor
7/01/41                                     Investors. Formerly, Director,
                                            Smith Breeden Family of Funds
                                            and Partner, Long-Term Capital
                                            Management.
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Abbie J. Smith         Director Since 2000  Boris and Irene Stern         90 portfolios    Director, HON
Graduate School of                          Professor of Accounting,      in 4 investment  Industries Inc.
Business                                    Graduate School of Business,  companies        (office furniture).
University of Chicago                       University of Chicago.
1101 East 58th Street                       Formerly, Marvin Bower
Chicago, IL 60637                           Fellow, Harvard Business
Date of Birth:                              School (9/01 to 8/02).
4/30/53
---------------------------------------------------------------------------------------------------------------------

Interested Directors

         The following Interested  Directors are described as such because they are deemed to be "interested  persons," as that term is defined under the 1940 Act, due to their positions with the Advisor.

                                      -7-

---------------------- -------- ----------- ----------------------------- ---------------- ---------------------
                                Term of
                                Office/1/                                 Portfolios
                                and                                       within the DFA   Other Directorships
                                Length of   Principal Occupation During   Fund Complex/2/  of Public Companies
Name, Age and Address  Position Service     Past 5 Years                  Overseen         Held
---------------------- -------- ----------- ----------------------------- ---------------- ---------------------
---------------------- -------- ----------- ----------------------------- ---------------- ---------------------
David G. Booth         Chairman, Since      Chairman, Director/Trustee,   90 portfolios
1299 Ocean Avenue      Director, 1993       President, Chief Executive    in 4
Santa Monica, CA       President,           Officer and Chief Investment  investment
90401                  Chief                Officer (beginning in 2003)   companies
Date of Birth:         Executive            of the following companies:
12/02/46               Officer,             Dimensional Fund Advisors
                       and Chief            Inc., DFA Securities Inc.,
                       Investment           the Fund, Dimensional
                       Officer              Investment Group Inc.;
                                            DFA Investment Dimensions
                                            Group Inc. and The DFA
                                            Investment Trust Company.
                                            Formerly, Director and Chief
                                            Investment Officer of
                                            Dimensional Fund Advisors Ltd.
                                            Director, President and Chief
                                            Investment Officer (beginning
                                            in 2003) of DFA Australia
                                            Limited. Formerly, Director of
                                            Dimensional Funds PLC. Limited
                                            Partner, Oak Hill Partners.
                                            Director, University of
                                            Chicago Business School.
                                            Formerly, Director, SA Funds
                                            (registered investment
                                            company). Formerly, Director
                                            of Assante  Corporation
                                            (investment management).
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Rex A. Sinquefield*   Director  Since       Chairman and Director/Trustee 90 portfolios
1299 Ocean Avenue     and       1993        (and prior to 2003, Chief     in 4
Santa Monica, CA      Chairman              Investment Officer) of the    investment
90401                                       following companies:
Date of Birth:                              Dimensional Fund
9/07/44                                     Advisors Inc., DFA
                                            Securities Inc., the Fund,
                                            Dimensional Investment Group
                                            Inc., DFA Investment
                                            Dimensions Group Inc. and The
                                            DFA Investment Trust Company.
                                            Director (and prior to 2003,
                                            Chief Investment Officer) of
                                            DFA Australia Limited.
                                            Director and formerly,
                                            President of Dimensional Fund
                                            Advisors Ltd. Director of
                                            Dimensional Funds PLC. Trustee,
                                            St. Louis University. Life
                                            Trustee and Member of
                                            Investment Committee, DePaul
                                            University. Director, The
                                            German St. Vincent Orphan Home.
                                            Member of Investment
                                            Committee, Archdiocese of
                                            St. Louis.
---------------------------------------------------------------------------------------------------------------------

/1/  Each  Director  holds  office  for  an  indefinite  term  until  his or her successor is elected and qualified.

/2/  Each  Director  is a director  or  trustee  of each of the four  registered investment companies within the DFA Fund Complex,  which are: the Fund; DFA
     Investment Dimensions Group Inc.; Dimensional Investment Group Inc; and The
     DFA Investment Trust Company.

*    Rex A. Sinquefield and Jeanne C. Sinquefield are husband and wife.

                                      -8-

     Information  relating to each Director's ownership (including the ownership of his or her  immediate  family) in the Fund and in all  registered  investment companies  in the DFA Fund  Complex as of December  31, 2002 is set forth in the chart below.

----------------------------------- ----------------------------------- -----------------------------------
                                                                        Aggregate Dollar Range of Shares
                                                                          Owned in All Funds Overseen by
                                       Dollar Range of Series Shares      Trustee in Family of Investment
          Name                                     Owned                             Companies
----------------------------------- ----------------------------------- -----------------------------------
-----------------------------------------------------------------------------------------------------------
Disinterested Directors:
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
George M. Constantinides                            None                                None
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
John P. Gould                                       None                                None
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Roger G. Ibbotson                                   None                                None
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Robert C. Merton                                    None                                None
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Myron S. Scholes                                    None                           $10,001-50,000
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Abbie J. Smith                                      None                                None
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Interested Directors:
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
David G. Booth                                      None                            Over $100,000
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Rex A. Sinquefield                                  None                            Over $100,000
-----------------------------------------------------------------------------------------------------------

     Set forth below is a table listing,  for each Director  entitled to receive compensation,  the  compensation  received  from the Fund during the fiscal year ended  November  30,  2002 and the  total  compensation  received  from all four registered  investment  companies  for which the  Advisor  serves as  investment advisor during that same fiscal year.

                                  Aggregate            Pension or                               Total Compensation
                                 Compensation      Retirement Benefits     Estimated Annual     from the Fund and
                                   from the         as Part of Fund          Benefits upon           DFA Fund
Director                            Fund**              Expenses               Retirement            Complex+
---------------------------  ------------------  ---------------------  --------------------  ------------------
George M. Constantinides...          $538                  N/A                   N/A                 $57,000
John P. Gould..............          $530                  N/A                   N/A                 $55,500
Roger G. Ibbotson..........          $538                  N/A                   N/A                 $57,000
Robert C. Merton*..........           $0                   N/A                   N/A                    $0
Myron S. Scholes...........          $530                  N/A                   N/A                 $55,500
Abbie J. Smith.............          $538                  N/A                   N/A                 $57,000

+    The  term  DFA  Fund  Complex  refers  to the  four  registered  investment companies  for  which  the  Advisor  performs  advisory  or  administrative
     services   and  for   which  the   individuals   listed   above   serve  as
     directors/trustees on the Boards of Directors/Trustees of such companies.

*    Mr. Merton was not elected to the boards of the investment companies in the
     DFA Fund Complex until March 3, 2003.

**   Under a deferred  compensation  plan (the "Plan") adopted effective January
     1, 2002, the  disinterested  Directors of the Fund may defer receipt of all or a portion of the  compensation for serving as members of the four Boards of  Directors/Trustees  of the investment companies in the DFA Fund Complex
     (the "DFA Funds").  Amounts  deferred  under the Plan are treated as though equivalent dollar amounts had been invested in shares of a cross-section of the DFA Funds (the "Reference  Funds").  The amounts ultimately received by the  disinterested  Directors under the Plan will be directly linked to the investment  performance  of  the  Reference  Funds.  Deferral  of  fees  in accordance with the Plan will have a negligible  effect on a fund's assets, liabilities,  and net  income per  share,  and will not  obligate a fund to retain the services of any disinterested  Director or to pay any particular level of compensation to the  disinterested  Director.  The total amount of deferred  compensation accrued by the disinterested  Directors from the DFA
     Fund  Complex  who  participated  in the Plan  during the fiscal year ended
     November 30, 2002 is as follows: $36,500 (Mr. Constantinides), $35,500 (Mr.
     Gould),  $36,500 (Mr.  Ibbotson) and $36,500 (Ms.  Smith).  A disinterested
     Director's deferred compensation will be distributed at the earlier of: (a)
     January in the year after the disinterested Director's resignation from the
     Boards of Directors/Trustees  of the DFA Funds, or death or disability;  or
     (b) five  years  following  the  first  deferral,  in such  amounts  as the disinterested  Director has specified.  The obligations of the DFA Funds to make payments under the Plan will be unsecured  general  obligations of the
     DFA Funds, payable out of the general assets and property of the DFA Funds.

                                      -9-

Officers

     Below is the name, age, and information  regarding  positions with the Fund and the principal  occupation  for each officer of the Fund. The address of each officer is 1299 Ocean  Avenue,  Santa  Monica,  CA 90401.  Each of the  officers listed below holds the same office (except as otherwise  noted) in the following entities:  Dimensional  Fund Advisors Inc.,  DFA Securities  Inc., DFA Australia
Limited,  Dimensional Fund Advisors Ltd., DFA Investment  Dimensions Group Inc.,
Dimensional  Investment  Group  Inc.,  The DFA  Investment  Trust  Company,  and
Dimensional Emerging Markets Value Fund Inc. (collectively, the "DFA Entities").

------------------------------ ---------------------- ----------- ------------------------------------
                                                       Term of
                                                       Office/1/
                                                         and
                                                      Length of       Principal Occupation During
        Name and Age                 Position          Service                Past 5 Years
------------------------------ ---------------------- ----------- ------------------------------------
------------------------------ ---------------------- ----------- ------------------------------------
Arthur H. Barlow               Vice President         Since 1993  Vice President of all the DFA Entities. Formerly,
Date of Birth: 11/07/55                                           Vice President DFA Australia Limited and Dimensional
                                                                  Fund Advisors Ltd.
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Valerie A. Brown               Vice President and     Since 2001  Vice President and Assistant Secretary of all the
Date of Birth: 1/24/67         Assistant Secretary                DFA Entities, DFA Australia Limited and Dimensional
                                                                  Fund Advisors Ltd. since April 2001. Since March
                                                                  2000, legal counsel for DFA. Formerly at Jones, Day,
                                                                  Reavis & Pogue.
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Truman A. Clark                Vice President         Since 1996  Vice President of all the DFA Entities. Formerly,
Date of Birth: 4/08/41                                            Vice President DFA Australia Limited.
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
James L. Davis                 Vice President         Since 1999  Vice President of all the DFA Entities. Formerly,
Date of Birth: 11/29/56                                           Vice President DFA Australia Limited. Formerly at
                                                                  Kansas State University, Arthur Andersen & Co. and
                                                                  Phillips Petroleum Co.
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Robert T. Deere                Vice President         Since 1994  Vice President of all the DFA Entities and DFA
Date of Birth: 10/08/57                                           Australia Limited. Formerly, Vice President of
                                                                  Dimensional Fund Advisors Ltd.
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Robert W. Dintzner             Vice President         Since 2001  Vice President of all the DFA Entities. Formerly,
Date of Birth: 3/18/70                                            Vice President DFA Australia Limited. Prior to April
                                                                  2001, marketing supervisor and marketing coordinator
                                                                  for DFA.
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Richard A. Eustice             Vice President and     Since 1998  Vice President and Assistant Secretary of all the
Date of Birth: 8/05/65         Assistant Secretary                DFA Entities and DFA Australia Limited.
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Eugene F. Fama, Jr.            Vice President         Since 1993  Vice President of all the DFA Entities. Formerly,
Date of Birth: 1/21/61                                            Vice President DFA Australia Limited.
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Robert M. Fezekas              Vice President         Since 2001  Vice President of all the DFA Entities. Prior to
Date of Birth: 10/28/70                                           December 2001, Portfolio Manager.
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Glenn S. Freed                 Vice President         Since 2001  Vice President of all the DFA Entities. Formerly,
Date of Birth: 11/24/61                                           Professor and Associate Dean of the Leventhal School
                                                                  of Accounting (September 1998 to August 2001) and
                                                                  Academic Director Master of Business Taxation
                                                                  Program (June 1996 to August 2001) at the University
                                                                  of Southern California Marshall School of Business.
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Henry F. Gray                  Vice President         Since 2000  Vice President of all the DFA Entities. Prior to
Date of Birth: 9/22/67                                            July 2000 and currently, Portfolio Manager.
                                                                  Formerly, Vice President DFA Australia Limited.
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Kamyab Hashemi-Nejad           Vice President,        Since 1997  Vice President, Controller and Assistant Treasurer,
Date of Birth: 1/22/61         Controller and                     of all the DFA Entities, DFA Australia Limited and
                               Assistant Treasurer                Dimensional Fund Advisors Ltd.

                                      -10-

---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Patrick Keating                Vice President         Since 2003  Vice President of all the DFA Entities. Formerly,
Date of Birth: 12/21/54                                           Director, President and Chief Executive Officer,
                                                                  Assante Asset Management Inc. (October 2000 to
                                                                  December 2002); Director, Assante Capital Management
                                                                  (October 2000 to December 2002); President and Chief
                                                                  Executive Officer, Assante Capital Management
                                                                  (October 2000 to April 2001); Executive Vice
                                                                  President, Assante Corporation (May 2001 to December
                                                                  2002); Director, Assante Asset Management Ltd.
                                                                  (September 1997 to December 2002); President and
                                                                  Chief Executive Officer, Assante Asset Management
                                                                  Ltd. (September 1998 to May 2001); Executive Vice
                                                                  President, Loring Ward (financial services company)
                                                                  (January 1996 to September 1998).
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Stephen P. Manus               Vice President         Since 1997  Vice President of all the DFA Entities. Formerly,
Date of Birth: 12/26/50                                           Vice President DFA Australia Limited.
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Catherine L. Newell            Vice President and     Since 2000  Vice President and Secretary of all the DFA
Date of Birth: 5/07/64         Secretary                          Entities. Director, Vice President and Secretary of
                                                                  Dimensional Fund Advisors Ltd. Vice President and
                                                                  Assistant Secretary of DFA Australia Limited.
                                                                  Director, Dimensional Funds PLC. Assistant Secretary
                                                                  of all DFA Entities and Dimensional Fund Advisors
                                                                  Ltd. (1997-2000).
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
David A. Plecha                Vice President         Since 1993  Vice President of all the DFA Entities, DFA
Date of Birth: 10/26/61                                           Australia Limited and Dimensional Fund Advisors Ltd.
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Andrew E. Rasmusen             Vice President         Since 2001  Vice President of all the DFA Entities. Formerly,
Date of Birth: 1/26/62                                            Vice President DFA Australia Limited. Since October
                                                                  2000, investment management, client service manager
                                                                  for DFA. Investment manager researcher and
                                                                  consultant for InvestorForce, Inc. from October 1999
                                                                  to October 2000 and for William M. Mercer Investment
                                                                  Consulting, Inc. from April 1996 to October 1999.
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Eduardo A. Repetto             Vice President         Since 2002  Vice President of all the DFA Entities. Research
Date of Birth: 1/28/67                                            Associate for Dimensional Fund Advisors Inc. (June
                                                                  2000 to April 2002). Research scientist (August 1998
                                                                  to June 2000) and Faculty-Postdoctoral Fellow
                                                                  (August 1997 to August 1998), California Institute
                                                                  of Technology.
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Michael T. Scardina            Vice President,        Since 1993  Vice President, Chief Financial Officer and
Date of Birth: 10/12/55        Chief Financial                    Treasurer of all the DFA Entities and DFA Australia
                               Officer and Treasurer              Limited. Director, Vice President, Chief Financial
                                                                  Officer and Treasurer of Dimensional Fund Advisors
                                                                  Ltd. Director of Dimensional Funds, PLC.
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
David E. Schneider             Vice President         Since 2001  Vice President of all the DFA Entities. Prior to
Date of Birth: 1/26/46                                            2001 and currently, Regional Director of Dimensional
                                                                  Fund Advisors Inc.
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
John C. Siciliano              Vice President         Since 2001  Vice President of all the DFA Entities. Director,
Date of Birth: 8/24/54                                            Dimensional Fund Advisors Ltd. Formerly, Director
                                                                  Dimensional Funds PLC. Formerly, Vice President DFA
                                                                  Australia Limited. Managing Principal, Payden &
                                                                  Rygel Investment Counsel from April 1998 through
                                                                  December 2000 and Co-Head, North American Corporate
                                                                  Finance for Dresdner Kleinwort Benson N.A. from
                                                                  October 1995 to April 1998.
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Jeanne C. Sinquefield, Ph.D.*  Executive Vice         Since 1998  Executive Vice President of all the DFA Entities and
Date of Birth: 12/02/46        President                          DFA Australia Limited, Vice President (formerly,
                                                                  Executive Vice President) Dimensional Fund Advisors
                                                                  Ltd.
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Carl G. Snyder                 Vice President         Since 2000  Vice President of all the DFA Entities. Formerly,
Date of Birth: 6/08/63                                            Vice President DFA Australia Limited. Prior to
                                                                  July 2000, Portfolio Manager.
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Karen Umland                   Vice President         Since 1997  Vice President of all the DFA Entities, DFA
Date of Birth: 3/10/66                                            Australia Limited and Dimensional Fund Advisors Ltd.
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Weston J. Wellington           Vice President         Since 1997  Vice President of all the DFA Entities. Formerly,
Date of Birth: 3/01/51                                            Vice President DFA Australia Limited.
---------------------------------------------------------------------------------------------------------------------

                                      -11-

/1/  Each  officer  holds office for an  indefinite  term at the pleasure of the
     Board of Directors and until his or her successor is elected and qualified.

*    Rex A. Sinquefield and Jeanne C. Sinquefield are husband and wife.

Directors  and  officers  as a group own less than 1% of the Fund's  outstanding stock.

                              SERVICES TO THE FUND

Administrative Services

     PFPC Inc. ("PFPC") serves as the  administrative  and accounting  services, dividend  disbursing and transfer  agent for the Fund. The services  provided by
PFPC are  subject to  supervision  by the  executive  officers  and the Board of
Directors of the Fund, and include day-to-day keeping and maintenance of certain records,  calculation  of the  offering  price  of the  shares,  preparation  of reports, liaison with the Fund's custodian, and transfer and dividend disbursing agency services.  For its services, the Fund pays PFPC annual fees which are set forth below:

         0.1230% of the first $300 million of net assets
         0.0615% of the next $300 million of net assets
         0.0410% of the next $250 million of net assets
         0.0205% of the net assets over $850 million

     The Fund is subject to a $75,000 per year minimum  fee.  PFPC has agreed to limit the minimum fee for the Fund from time to time.

     The Fund may, as is deemed necessary or appropriate,  employ administrators in other  countries  in which it  invests.  Certain  emerging  market  countries require  a local  entity  to  provide  administrative  services  for all  direct investments  by  foreigners.  Where  required by local law,  the Fund intends to retain a local  entity  to  provide  such  administrative  services.  The  local administrator will be paid a fee by the Fund for its services.  Generally,  such services  will be  contracted  for through the  custodian,  or through a foreign sub-custodian located in the particular country.

Custodian

     Citibank, N.A., the custodian for the Fund, maintains a separate account or accounts for the Fund;  receives,  holds and releases  portfolio  securities  on account of the Fund; makes receipts and  disbursements of money on behalf of the
Fund; and collects and receives income and other payments and  distributions  on account of the Fund's portfolio securities.

Distributor

     The Fund distributes its own shares of stock. It has, however, entered into an agreement with DFA Securities Inc. ("DFAS"), a wholly-owned subsidiary of the
Advisor,  pursuant  to which DFAS is  responsible  for  supervising  the sale of shares by the  Fund.  No  compensation  is paid by the Fund to DFAS  under  this agreement.

                                      -12-

Independent Certified Public Accountants

     PricewaterhouseCoopers LLP are the independent certified public accountants to the Fund and audit the annual financial statements of the Fund. Their address is 200 East Las Olas Boulevard, Suite 1700, Ft. Lauderdale, FL 33301.

                                  ADVISORY FEES

     For the services it provides as investment advisor to the Fund, the Advisor is entitled to receive from the Fund a fee, payable monthly,  at the annual rate of 0.10% of the  aggregate  net assets of the Fund.  For the fiscal years ending
November 30, 2002,  2001, and 2000, the Fund paid management fees to the Advisor for its services of $333,000  $284,000,  and  $372,000,  respectively.  David G.
Booth and Rex A.  Sinquefield,  directors  and officers of both the Fund and the
Advisor,  and  shareholders of the Advisor's  outstanding  stock,  may be deemed controlling persons of the Advisor.

     The Advisor  pays DFAL  quarterly  fees of 12,500  pounds  sterling and DFA
Australia fees of $13,000 per year for services to the Fund.

                               GENERAL INFORMATION

     The Fund was incorporated under Maryland law on January 9, 1991. The shares of the Fund, when issued and paid for in accordance with the Fund's registration
statement,   will  be  fully  paid  and  non-assessable   shares,   with  equal,
non-cumulative  voting rights and no  preferences  as to  conversion,  exchange, dividends,  redemption  or any other  feature.  On  December  2, 1998,  the Fund changed its name from  Dimensional  Emerging  Markets  Fund Inc. to  Dimensional
Emerging Markets Value Fund Inc.

     On November  21, 1997,  the  shareholders  of the Fund  approved the Fund's conversion  from a  closed-end  management  investment  company  to an  open-end management  investment  company  registered  with  the SEC.  The Fund  commenced operations as an open-end company on November 26, 1997.

                                 CODES OF ETHICS

     The Fund,  the Advisor and DFAS have  adopted a Code of Ethics,  under Rule
17j-1 of the 1940 Act,  for  certain  access  persons  of the Fund.  The Code is designed to ensure that access  persons act in the  interest of the Fund and its shareholders,  with respect to any  personal  trading of  securities.  Under the
Code,  access persons are generally  prohibited from knowingly buying or selling securities (except for mutual funds, U.S. government securities and money market instruments) which are being purchased,  sold or considered for purchase or sale by the Fund unless their  proposed  purchases are approved in advance.  The Code also contains certain  reporting  requirements and securities  trading clearance procedures.

                                      -13-

                               SHAREHOLDER RIGHTS

     With respect to matters which require  shareholder  approval,  shareholders are entitled to vote only with  respect to matters  which affect the interest of the class of shares which they hold, except as otherwise  required by applicable law. If liquidation of the Fund should occur,  shareholders would be entitled to receive on a per class basis the assets of the  particular  class  whose  shares they own, as well as a  proportionate  share of Fund assets not  attributable to any  particular  class.  Ordinarily,  the Fund does not  intend  to hold  annual meetings  of its  shareholders,  except  as  required  by the  1940 Act or other applicable  law.  The  Fund's  bylaws  provide  that  special  meetings  of  its shareholders  shall be called at the written consent of 10% of the shareholders.
Such meeting may be called to consider any matter,  including the removal of one or more directors.  Shareholders will receive  shareholder  communications  with respect to such matters as required by the 1940 Act,  including  semi-annual and annual financial  statements of the Fund, the latter being audited at least once each year.

     Shareholder  inquiries  may be made by writing  or calling  the Fund at the address or  telephone  number  appearing on the cover of this Part B. Only those individuals whose signatures are on file for the account in question may receive specific account information or make changes in the account registration.

                         PRINCIPAL HOLDERS OF SECURITIES

     As of April 30,  2003,  the  following  person may be deemed to control the
Fund  either  by  owning  more  than 25% of the  voting  securities  of the Fund directly or, through the operation of pass-through voting rights, by owning more than 25% of the voting  securities  of the Feeder  Portfolio  that  invests  its assets in the Fund:

         State Street Bank and Trust Company, as Trustee                  45.49%
              of the BellSouth Master Pension Trust
         1155 Peachtree Street, N.E.
         Atlanta, Georgia 30309-3610

     As of April 30, 2003,  the following  shareholders  owned  beneficially  at least 5% of the  outstanding  shares of the Fund,  as set  forth  below.  Unless otherwise indicated,  the address of each shareholder is 1299 Ocean Avenue, 11th
Floor, Santa Monica, CA 90401:

         Emerging Markets Value Portfolio                                 49.05%
              of DFA Investment Dimensions Group Inc.

         State Street Bank and Trust Company, as Trustee                  45.49%
              of the BellSouth Master Pension Trust
         1155 Peachtree Street, N.E.
         Atlanta, Georgia 30309-3610

                                      -14-

                               PURCHASE OF SHARES

     The following  information  supplements the information set forth in Part A under the caption "PURCHASE OF SHARES."

     The Fund will accept  purchase and  redemption  orders on each day that the
New York Stock Exchange ("NYSE") is open for business, regardless of whether the
Federal Reserve System is closed.  However,  no purchases by wire may be made on any day that the Federal  Reserve  System is closed.  The Fund will generally be closed on days that the NYSE is closed.  The NYSE is scheduled to be open Monday through  Friday  throughout  the year  except for days closed to  recognize  New
Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday,  Memorial
Day,  Independence  Day, Labor Day,  Thanksgiving and Christmas Day. The Federal
Reserve System is closed on the same days as the NYSE, except that it is open on
Good Friday and closed on Columbus Day and Veterans' Day. Orders for redemptions and purchases will not be processed if the Fund is closed.

     The Fund  reserves  the  right,  in its sole  discretion,  to  suspend  the offering of shares of the Fund or reject  purchase  orders when, in the judgment of management, such suspension or rejection is in the best interest of the Fund.
Securities  accepted  in exchange  for shares of the Fund will be  acquired  for investment purposes and will be considered for sale under the same circumstances as other securities in the Fund.

                              REDEMPTION OF SHARES

     The following  information  supplements the information set forth in Part A under the caption "REDEMPTION OF SHARES."

     The Fund may suspend redemption privileges or postpone the date of payment:
(1)  during  any  period  when the NYSE is  closed,  or  trading  on the NYSE is restricted  as  determined  by the SEC,  (2) during any period when an emergency exists  as  defined  by the  rules  of the SEC as a  result  of  which it is not reasonably  practicable  for the Fund to dispose of  securities  owned by it, or fairly to determine  the value of its assets,  and (3) for such other periods as the SEC may permit.

                              TAXATION OF THE FUND

     The following is a summary of some of the federal  income tax  consequences of  investing  in the  Fund.  Unless  you are  invested  in the Fund  through  a retirement  plan,  you should  consider the tax  implications  of investing  and consult your own tax adviser.

Distributions of Net Investment Income

     The Fund receives income generally in the form of dividends and interest on its  investments.  This income,  less expenses  incurred in the operation of the
Fund,  constitutes its net investment income from which dividends may be paid to its shareholders. Any distributions by the Fund from such income will be taxable to a  shareholder  as ordinary  income,  whether they are received in cash or in additional shares.

                                      -15-

Distributions of Capital Gains

     The Fund may derive  capital gains and losses in  connection  with sales or other dispositions of its portfolio  securities.  Distributions derived from the excess of net  short-term  capital gain over net long-term  capital loss will be taxable to shareholders as ordinary  income.  Distributions  paid from long-term capital gains realized by the Fund will be taxable to  shareholders as long-term capital gain,  regardless of how long the shares of the Fund have been held. Any net  short-term  or  long-term  capital  gains  realized by the Fund (net of any capital loss  carryovers)  will generally be distributed once each year, and may be distributed  more frequently,  if necessary,  in order to reduce or eliminate federal excise or income taxes on the Fund.

     Beginning in the year 2001 for  shareholders  in the 15% federal income tax bracket (or in the year 2006 for  shareholders  in the 28% or higher  brackets), capital  gain  distributions  made by the Fund that are derived from the sale of securities held for more than five years may be subject to reduced tax.

Election to be Taxed as a Regulated Investment Company

     The Fund intends to qualify each year as a regulated  investment company by satisfying certain distribution and asset diversification requirements under the
Internal  Revenue  Code,  as amended  (the  "Code").  As a regulated  investment company,  the Fund  generally pays no federal income tax on the income and gains it distributes to its shareholders. The Board reserves the right not to maintain the  qualification  of  the  Fund  as a  regulated  investment  company,  if  it determines that such course of action to be beneficial to shareholders.  In such case, the Fund will be subject to federal,  and possibly state,  corporate taxes on its taxable income and gains, and distributions to shareholders will be taxed as ordinary  dividend income to the extent of the Fund's available  earnings and profits.

Excise Tax Distribution Requirement

     The Code  requires  the Fund to  distribute  at  least  98% of its  taxable ordinary  income earned during the calendar year and 98% of its capital gain net income earned  during the twelve month period ending  October 31 (in addition to undistributed amounts from the prior year) to you by December 31 of each year in order to avoid  federal  excise  taxes.  The Fund  intends  to  declare  and pay sufficient  distributions in either November or December (or in January that are treated  by you as  received  in  December)  but  does  not  guarantee  that its distributions will be sufficient to eliminate all such taxes.

Effect of Foreign Investments on Distributions

     Most foreign  exchange gains realized on (or derived from) the sale of debt instruments  are  treated as  ordinary  income by the Fund.  Similarly,  foreign exchange  losses  realized on (or derived from) the sale of debt  instruments by the Fund are generally treated as ordinary losses.  These gains when distributed will be taxable to  shareholders  as  ordinary  dividends,  and any losses  will reduce the Fund's  ordinary  income  otherwise  available  for  distribution  to shareholders. This treatment could increase or reduce the Fund's ordinary income distributions  to  shareholders,  and  may  cause  some  or all  of  the  Fund's previously distributed income to be classified as a return of capital.

                                      -16-

     The  Fund's  investment  in  foreign  securities  may be subject to foreign withholding  taxes on  income  from  certain  of their  foreign  securities.  In addition,  if the Fund purchases shares in certain foreign investment  entities, called  "passive  foreign  investment  companies"  ("PFIC's"),  the  Fund may be subject to U.S. federal income tax and a related interest charge on a portion of any "excess  distribution" or gain from the disposition of such shares,  even if
such  income  is  distributed  as  a  taxable   dividend  by  the  Fund  to  its
shareholders.  If possible,  the Fund will adopt  strategies to avoid PFIC taxes and interest charges.

Dividends Received Deduction

     Dividends  received  by the Fund will  generally  be  earned  on  portfolio securities of non-U.S. issuers and are not expected to qualify for the corporate dividends received deduction.

Redemption of Portfolio Shares

     For shareholders  subject to tax,  redemptions and exchanges of Fund shares are taxable  transactions  for federal and state income tax purposes  that cause such a  shareholder  to  recognize a gain or loss.  If a  shareholder  holds his shares as a capital  asset,  the gain or loss that he  realizes  will be capital gain or loss. For  shareholders in the 15% federal income tax bracket (or in the year 2006 for shareholders in the 28% or higher brackets), gain from the sale of shares of the Fund held for more than  five  years may be  subject  to a reduced rate of tax. Any loss incurred on the  redemption or exchange of shares held for six months or less will be treated as a long-term  capital loss to the extent of any long-term  capital gains distributed to the shareholder by the Fund on those shares.  All or a  portion  of any loss  that a  shareholder  realizes  upon the redemption  of the Fund's  shares  will be  disallowed  to the  extent  that the shareholder  purchases  other  shares  in  the  Fund  (through  reinvestment  of dividends or otherwise) within 30 days before or after the share redemption. Any loss disallowed under these rules will be added to the  shareholder's  tax basis in the new shares purchased by the shareholder.

Complex Securities

     The Fund may  invest in  complex  securities  and such  investments  may be subject to numerous special and complicated tax rules.  These rules could affect whether gains or losses recognized by the Fund are treated as ordinary income or capital gain, accelerate the recognition of income to the Fund, defer the Fund's ability to recognize  losses,  and, in limited  cases,  subject the Fund to U.S.
federal income tax on income from certain of the Fund's foreign investments.  In turn,  these  rules may affect the  amount,  timing or  character  of the income distributed to a shareholder by the Fund.

Information on the Tax Character of Distributions

     The  Fund  will  inform   shareholders  of  the  amount  and  character  of
distributions at the time they are paid, and will advise shareholders of the tax status for federal income tax purposes of such  distributions  shortly after the close of each calendar year. Shareholders who have not held shares of the Fund a full year may have  designated  and  distributed  to them as ordinary  income or capital  gain a percentage  of income that is not equal to the actual  amount of such income earned during the period of their investment in the Fund.

                                      -17-

                         CALCULATION OF PERFORMANCE DATA

     The Fund may disseminate reports of its investment performance from time to time. Investment  performance is calculated on a total return basis; that is, by including all net investment  income and any realized and unrealized net capital gains or losses during the period for which investment  performance is reported.
If dividends or capital gains  distributions  have been paid during the relevant period,  the calculation of investment  performance  will include such dividends and capital  gains  distributions  as though  reinvested  in shares of the Fund.
Standard  quotations  of  total  return  are  computed  in  accordance  with SEC
Guidelines  and  are  presented   whenever  any   non-standard   quotations  are
disseminated   to  provide   comparability   to  other   investment   companies.
Non-standardized  total  return  quotations  may differ  from the SEC  Guideline
computations  by  covering  different  time  periods,   excluding  deduction  of
reimbursement  fees  charged  to  investors  and  paid to the Fund  which  would otherwise  reduce return  quotations.  In all cases,  disclosures  are made when performance  quotations  differ from the SEC Guidelines  which were  established effective May 1, 1988.  Performance data is based on historical  earnings and is not intended to indicate  future  performance.  Rates of return  expressed on an annual basis will usually not equal the sum of returns expressed for consecutive interim periods due to the compounding of the interim yields.  The Fund's annual report to  shareholders  for the fiscal year ended  November  30, 2002  contains additional  performance  information.  A copy of the annual  report is available upon request and without charge.

     Rates of return  expressed  as a  percentage  of U.S.  dollars will reflect applicable  currency  exchange  rates at the  beginning  and ending dates of the investment periods  presented.  The return expressed in terms of U.S. dollars is the return one would  achieve by investing  dollars in the Fund at the beginning of the  period  and  liquidating  the  investment  in  dollars at the end of the period. Hence, the return expressed as a percentage of U.S. dollars combines the investment  performance  of the  Fund as well as the  performance  of the  local currency or currencies of the Fund.

     Following are  quotations of the annualized  percentage  total returns over the one-,  five-,  and ten-year  periods (or fractional  portion  thereof) ended
November 30, 2002, using the standardized method of calculation  required by the
SEC. A negative  pre-tax return  translates  into a higher  after-tax  return on distributions  and sale of fund shares because this calculation  assumes that an investor received a tax deduction for the loss incurred on the sale.

                                                                     Since
                                                                   Inception
                                           One Year   Five Years*   (03/31/93)*
  Return Before Taxes                       8.26%         4.03%       3.82%
  Return After Taxes on Distributions
           without Sale of Fund Shares      6.86%         1.57%       2.09%

  Return After Taxes on Distributions       5.36%         2.44%       2.48%
           and Sale of Fund Shares
--------------------

*    Prior to November 26, 1997, the Fund was a closed-end  investment  company;
     performance  figures include the period during which the Fund operated as a closed-end  company  and the  Fund  may  incur  additional  expenses  as an open-end  company.  Performance  figures also reflect that, until September
     30,  1997,  it was the Fund's  policy to attempt to own shares of companies whose overall share of the Approved Markets total public capitalization was at least in the upper 40% of such capitalization,  and could be as large as
     75%.

                                      -18-

Average Annual Total Return Before Taxes

     As the  following  formula  indicates,  the average  annual total return is determined  by finding the average  annual  compounded  rates of return over the stated time period that would equate a  hypothetical  initial  purchase order of
$1,000 to its redeemable value (including capital  appreciation/depreciation and dividends  and  distributions  paid and  reinvested  less any fees  charged to a shareholder  account)  at the end of the stated  time  period.  The  calculation assumes  that all  dividends  and  distributions  are  reinvested  at the public offering  price on the  reinvestment  dates  during the  period.  The  quotation assumes the account  was  completely  redeemed at the end of each period and the deduction of all applicable charges and fees. According to the SEC formula:

     P(1 + T)n = ERV
where:
     P=   a hypothetical initial payment of $1,000
     T=   average annual total return
     n=   number of years
     ERV= ending  redeemable value of a hypothetical  $1,000 payment made at the beginning of the one-,  five-,  and ten-year periods at the end of the one-, five-, and ten-year periods (or fractional portion thereof).

     The Fund may compare its investment  performance to appropriate  market and mutual fund  indices and  investments  for which  reliable  performance  data is available. Such indices are generally unmanaged and are prepared by entities and organizations  that track the performance of investment  companies or investment advisors.  Unmanaged indices often do not reflect  deductions for administrative and  management  costs and  expenses.  The  performance  of the Fund may also be compared in publications to averages, performance rankings, or other information prepared  by  recognized  mutual  fund  statistical  services.  Any  performance information, whether related to the Fund or to the Advisor, should be considered in light of the Fund's investment  objectives and policies,  characteristics and the  quality of the  portfolio  and  market  conditions  during the time  period indicated  and  should not be  considered  to be  representative  of what may be achieved in the future.

Average Annual Total Return After Taxes on Distributions

     Average  annual total return after taxes on  distributions  for the Fund is determined by finding the average  annual rates of return over the stated period of time that  would  equate an initial  hypothetical  $1,000  investment  to its ending redeemable value, after taxes on distributions.  The calculation  assumes income  dividends  and capital  gain  distributions,  less the taxes due on such distributions,  are  reinvested at net asset value.  The  quotation  assumes the account was  completely  redeemed at the end of each period and the deduction of all applicable  charges and fees, but assumes that the redemption  itself had no tax consequences.

                                      -19-

     Taxes  due  on  distributions   are  calculated  by  applying  the  highest
individual marginal federal income tax rates in effect on the reinvestment date, using the rates that  correspond to the tax  character of each  component of the distributions  (e.g.,  ordinary income rate for ordinary  income  distributions,
short-term  capital  gain  rate  for  short-term  capital  gain   distributions,
long-term  capital  gain rate for  long-term  capital gain  distributions).  The taxable  amount and tax character of a  distribution  may be adjusted to reflect
any   recharacterization   of  the   distribution   since  its  original   date.
Distributions  are  adjusted to reflect the federal tax impact the  distribution would have on an individual  taxpayer on the reinvestment date; for example,  no taxes are  assumed to be due on the portion of any  distribution  that would not result in federal  income tax on an  individual  (e.g.,  tax-exempt  interest or non-taxable returns of capital).  The effect of applicable tax credits,  such as the foreign tax credit,  is taken into  account in  accordance  with federal tax law. Any potential tax  liabilities  other than federal tax  liabilities  (e.g., state and local  taxes) are  disregarded,  as are the  effects of  phaseouts  of certain  exemptions,  deductions,  and credits at various income levels, and the impact of the federal alternative minimum tax.

The following Commission formula is used to calculate these figures:

     P(1+T)n = ATVD
where:
     P=    a hypothetical initial payment of $1,000
     T=    average annual total return (after taxes on distributions)
     n=    number of years
     ATVD= ending value of a hypothetical  $1,000 payment made at the beginning of  each  period  at the  end of  each  period,  after  taxes  on Fund distributions but not after taxes on redemption.

Average Annual Total Return After Taxes on Distributions and Sale of Fund Shares

     Average annual total return after taxes on  distributions  and sale of Fund shares for the Fund is determined by finding the average  annual rates of return over the stated  time period that would  equate an initial  hypothetical  $1,000 investment to its ending redeemable value, after taxes on distributions and sale of Fund  shares.  The  calculation  assumes  income  dividends  and capital gain distributions  are  reinvested  at net asset value.  The  quotation  assumes the account was  completely  redeemed at the end of each period and the deduction of all applicable charges and fees, including taxes upon sale of Fund shares.

     Taxes  due  on  distributions   are  calculated  by  applying  the  highest
individual marginal federal income tax rates in effect on the reinvestment date, using the rates that  correspond to the tax  character of each  component of the distributions  (e.g.,  ordinary income rate for ordinary  income  distributions,
short-term  capital  gain  rate  for  short-term  capital  gain   distributions,
long-term  capital  gain rate for  long-term  capital gain  distributions).  The taxable  amount and tax character of a  distribution  may be adjusted to reflect
any   recharacterization   of  the   distribution   since  its  original   date.
Distributions  are  adjusted to reflect the federal tax impact the  distribution would have on an individual  taxpayer on the reinvestment date; for example,  no taxes are  assumed to be due on the portion of any  distribution  that would not result in federal  income tax on an  individual  (e.g.,  tax-exempt  interest or non-taxable returns of capital).  The effect of applicable tax credits,  such as the foreign tax credit,  is taken into  account in  accordance  with federal tax law. Any potential tax  liabilities  other than federal tax  liabilities  (e.g., state and local  taxes) are  disregarded,  as are the  effects of  phaseouts  of certain  exemptions,  deductions,  and credits at various income levels, and the impact of the federal alternative minimum tax.

                                      -20-

     The capital gain or loss upon  redemption is calculated by subtracting  the tax basis from the redemption proceeds, after deducting any nonrecurring charges assessed at the end of the period,  subtracting  capital  gains taxes  resulting from the  redemption,  or adding the tax benefit from capital  losses  resulting from the redemption. In determining the basis for a reinvested distribution, the distribution  is included net of taxes assumed paid from the  distribution.  Tax basis is adjusted for any distributions  representing returns of capital and any other tax basis  adjustments  that would  apply to an  individual  taxpayer,  as permitted by applicable federal law. The amount and character (e.g.,  short-term or long-term) of capital gain or loss upon  redemption is separately  determined for shares acquired through the initial investment and each subsequent  purchase through  reinvested  distributions.  Shares  acquired  through  reinvestment  of distributions  are not  assumed to have the same  holding  period as the initial investment.  The tax character of such reinvestments is determined by the length of the period between  reinvestment and the end of the measurement period in the case of reinvested distributions.  Capital gains taxes (or the benefit resulting from tax losses) is  calculated  using the highest  federal  individual  capital gains  tax  rate  for  gains  of the  appropriate  character  in  effect  on the redemption  date and in accordance with federal law applicable on the redemption date.  Shareholders  are assumed to have  sufficient  capital  gains of the same character  from  other  investments  to  offset  any  capital  losses  from  the redemption, so that the taxpayer may deduct the capital losses in full.

The following Commission formula is used to calculate these figures:

     P(1+T)n = ATVDR
where:
     P=     a hypothetical initial payment of $1,000
     T=     average  annual  total  return  (after  taxes on  distributions  and redemptions)
     n=     number of years
     ATVDR= ending value of a hypothetical  $1,000 payment made at the beginning of  each  period  at the  end of  each  period,  after  taxes  on Fund distributions and redemption.

                              FINANCIAL STATEMENTS

     PricewaterhouseCoopers  LLP, 200 East Las Olas  Boulevard,  Suite 1700, Ft.
Lauderdale,  FL 33301, are the Fund's independent  certified public accountants.
They  audit the Fund's  annual  financial  statements  on an annual  basis.  The audited financial statements and financial highlights of the Fund for its fiscal year  ended  November  30,  2002,  as set forth in the Fund's  annual  report to
shareholders,   including   the  report  of   PricewaterhouseCoopers   LLP,  are
incorporated by reference into this SAI.

                                      -21-

                  DIMENSIONAL EMERGING MARKETS VALUE FUND INC.
                                 (Amend. No. 16)

                                     PART C
                                OTHER INFORMATION

Item 23. Exhibits.

     (a)      Articles of Incorporation.
              (1)      Articles of Amendment and Restatement dated
                       November 21, 1997.
                       Incorporated herein by reference to:
                       ------------------------------------
                       Filing:          Post-Effective Amendment No. 6 to
                                        the Registrant's Registration
                                        Statement on Form N-1A.
                       File No.:        811-7440.
                       Filing Date:     November 26, 1997.

              (2)      Articles of Amendment dated December 2, 1998.
                       Incorporated herein by reference to:
                       ------------------------------------
                       Filing:          Post-Effective Amendment No. 10 to
                                        the Registrant's Registration
                                        Statement on Form N-1A.
                       File No.:        811-7440.
                       Filing Date:     March 26, 1999.

     (b)      By-Laws.
                       By-Laws of the Registrant.
                       Incorporated herein by reference to:
                       ------------------------------------
                       Filing:          Post-Effective Amendment No. 7 to the
                                        Registrant's Registration Statement on
                                        Form N-1A.
                       File No.:        811-7440.
                       Filing Date:     March 30, 1998.

     (c)      Instruments Defining the Rights of Security Holders.
              (1)      No specimen securities are issued on behalf of the
                       Registrant.

              (2)      Relevant portion of Articles of Amendment and
                       Restatement dated November 21, 1997.
                       See Article Fifth.
                       Incorporated herein by reference to:
                       ------------------------------------
                       Filing:          Post-Effective Amendment No. 6 to
                                        the Registrant's Registration
                                        Statement on Form N-1A.
                       File No.:        811-7440.
                       Filing Date:     November 26, 1997.

              (3)      Relevant portion of By-Laws.
                       Incorporated herein by reference to:
                       ------------------------------------
                       Filing:          Post-Effective Amendment No. 7 to the
                                        Registrant's Registration Statement on
                                        Form N-1A.
                       File No.:        811-7440.
                       Filing Date:     March 30, 1998.

     (d)      Investment Advisory Contracts
              Investment Management Agreement
              between the Registrant and Dimensional Fund Advisors Inc.
              ("DFA") dated November 26, 1997.
              Incorporated herein by reference to:
              ------------------------------------
              Filing:          Post-Effective Amendment No. 7 to the
                               Registrant's Registration Statement on
                               Form N-1A.
              File No.:        811-7440.
              Filing Date:     November 26, 1997.

     (e)      Underwriting Contracts.
              Not applicable.

     (f)      Bonus or Profit Sharing Contracts.
              Not applicable.

     (g)      Custodian Agreements.
              Global Custody Agreement between the Registrant and The Chase
              Manhattan Bank, dated March 31, 1998.
              Incorporated herein by reference to:
              ------------------------------------
              Filing:          Post-Effective Amendment No. 13 to the
                               Registrant's Registration Statement on
                               Form N-1A.
              File No.:        811-7440.
              Filing Date:     March 29, 2001.

     (h)      Other Material Contracts.
              (1)      Transfer Agency Agreement between the
                       Registrant and PFPC Inc., dated January 20, 1993
              Incorporated herein by reference to:
              ------------------------------------
              Filing:          Post-Effective Amendment No. 7
                               to the Registrant's Registration Statement
                               on Form N-1A.
              File No.:        811-7440.
              Filing Date:     March 30, 1998.

              (2)      Amendment No. 1 to Transfer Agency Agreement dated
                       December 26, 1997.
                       Incorporated herein by reference to:
                       ------------------------------------
                       Filing:          Post-Effective Amendment No. 7
                                        to the Registrant's Registration
                                        Statement on Form N-1A.
                       File No.:        811-7440.
                       Filing Date:     March 30, 1998.

              (3)      Administration and Accounting Services Agreement
                       between the Registrant and PFPC Inc., dated January 20,
                       1993
                       Incorporated herein by reference to:
                       ------------------------------------
                       Filing:          Post-Effective Amendment No. 7
                                        to the Registrant's Registration
                                        Statement on Form N-1A.
                       File No.:        811-7440.
                       Filing Date:     March 30, 1998.

     (i)      Legal Opinion.
              Not applicable.

     (j)      Other Opinions.
              Consent of Independent Certified Public Accountants,
              PricewaterhouseCoopers LLP.
              ELECTRONICALLY FILED HEREWITH AS EXHIBIT EX-99.j.

     (k)      Omitted Financial Statements.
              Not applicable.

     (l)      Initial Capital Agreements.
              Subscription Agreement dated as of February 1, 1993.
              Incorporated herein by reference to:
              ------------------------------------
              Filing:          Post-Effective Amendment No. 13 to the
                               Registrant's Registration Statement on
                               Form N-1A.
              File No.:        811-7440.
              Filing Date:     March 29, 2001.

     (m)      Rule 12b-1 Plan.
              Not applicable.

     (n)      Rule 18f-3 Plan.
              Not applicable.

     (o)      Powers-of-Attorney.
              (2)      Power-of-Attorney dated January 24, 2001, appointing
                       David G. Booth, Rex A. Sinquefield, Michael T. Scardina,
                       Catherine L. Newell and Valerie A. Brown as
                       attorney-in-fact for the Registrant.
                       Incorporated herein by reference to:
                       ------------------------------------
                       Filing:          Post-Effective Amendment No. 13 to the
                                        Registrant's Registration Statement on
                                        Form N-1A.
                       File No.:        811-7440.
                       Filing Date:     March 29, 2001.

     (p)      Code of Ethics.
              (1)      Code of Ethics of Registrant.
                       Incorporated herein by reference to:
                       ------------------------------------
                       Filing:          Post-Effective Amendment No. 12 to the
                                        Registrant's Registration Statement on
                                        Form N-1A.
                       File No.:        811-7440.
                       Filing Date:     March 30, 2000.

              (2)      Code of Ethics of Advisor and Underwriter.
                       Incorporated herein by reference to:
                       ------------------------------------
                       Filing:          Post-Effective Amendment No. 12 to the
                                        Registrant's Registration Statement on
                                        Form N-1A.
                       File No.:        811-7440.
                       Filing Date:     March 30, 2000.

Item 24. Persons Controlled by or Under Common Control with Registrant.
          If an  investor  beneficially  owns more  than 25% of the  outstanding voting  securities  of  the  feeder  fund  that  invests  all  of  its investable assets in a Series of the Registrant,  then the feeder fund and its  corresponding  Series  may be deemed  to be under the  common control of such  investor.  Accordingly,  the feeder  portfolio of DFA
          Investment  Dimensions  Group ("DFA IDG"), a Maryland  corporation and registered  investment  company,  may be  deemed  to be  under  common control with its corresponding  Series of the Registrant.  As of April
          30,  2003,  no one  person  beneficially  owned  more  than 25% of the outstanding voting securities of the feeder portfolio investing in the
          Registrant.

Item 25. Indemnification.
          Reference is made to Article Seventh of the  Registrant's  Articles of
          Amendment and Restatement (the "Articles") and Article V, Section 5.08
          of  the  Registrant's  By-laws,   which  are  incorporated  herein  by
          reference.

          The Articles and By-laws of Registrant provide for  indemnification of officers  and  directors  to the full extent  permitted by the General
          Laws of the State of Maryland.  Registrant's charter provides that the
          directors  and  officers  shall  not  be  personally   liable  to  the
          Registrant or its stockholders for money damages,  except as otherwise required under the Investment Company Act of 1940, as amended.

          Pursuant to Rule 484 under the Securities Act of 1933, as amended, the
          Registrant furnishes the following undertaking:

          Insofar as indemnification  for liability arising under the Securities
          Act of 1933 (the "Act");  may be permitted to the directors,  officers and  controlling  persons of the Registrant  pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the
          opinion   of   the   Securities   and   Exchange   Commission,    such
          indemnification  is against public policy as expressed in the Act, and
          is,  therefore,   unenforceable.   In  the  event  that  a  claim  for
          indemnification  against such  liabilities  (other than the payment by the Registrant of expenses incurred or paid by a director,  an officer or controlling  person of the Registrant in the successful  defense of any action, suit or proceeding) is asserted by such director,  officer
          or  controlling   person  in  connection  with  the  securities  being
          registered,  the Registrant will, unless in the opinion of its counsel the matter  has been  settled by  controlling  precedent,  submit to a
          court  of   appropriate   jurisdiction   the  question   whether  such
          indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 26. Business and Other Connections of the Investment Advisor.
          Dimensional  Fund  Advisors  Inc.,  the  investment  manager  for  the
          Registrant,  is also the investment manager for three other registered open-end investment  companies,  DFA Investment Dimensions Group Inc.,
          The DFA Investment Trust Company and Dimensional Investment Group Inc.
          The Advisor also serves as  sub-advisor  for certain other  registered investment companies.

          For  additional  information,  please see  "Management of the Fund" in
          Part A of this Registration Statement.

          Additional  information  as to  the  Advisor  and  the  directors  and officers of the Advisor is  included in the  Advisor's  Form ADV filed with the Commission (File No. 801-16283), which is incorporated herein by reference, and sets forth the officers and directors of the Advisor and information as to any business, profession, vocation or employment of a  substantial  nature  engaged in by those  officers and directors during the past two years.

Item 27. Principal Underwriters.
          Names of  investment  companies for which the  Registrant's  principal underwriter also acts as principal underwriter.

          (a) Not applicable.

          (b)  Registrant  distributes  its own shares.  It has entered  into an agreement with DFA Securities  Inc. which provides that DFA Securities
          Inc., 1299 Ocean Avenue,  11th Floor, Santa Monica,  California 90401,
          will supervise the sale of Registrant's shares.

          (c) Not applicable.

Item 28. Location of Accounts and Records.

          The  accounts  and  records of the  Registrant  will be located at the office of the Registrant and at additional locations, as follows:

          Name                                        Address
          Dimensional Emerging Markets Value          1299 Ocean Avenue
          Fund Inc.                                   11th Floor
                                                      Santa Monica, CA 90401

          PFPC Inc.                                   400 Bellevue Parkway
                                                      Wilmington, DE 19809

          The Chase Manhattan Bank                    4 Chase MetroTech Center
                                                      Brooklyn, NY 11245

Item 29. Management Services.
          None.

Item 30. Undertakings.
          Not applicable.

                                   SIGNATURES

     Pursuant to the  requirements  of the  Investment  Company Act of 1940,  as amended, the Registrant has duly caused this Post-Effective  Amendment No. 16 to its  Registration  Statement  to be  signed on its  behalf  by the  undersigned, thereunto duly authorized, in the City of Santa Monica, the State of California,
as of the 21st day of May, 2003.

DIMENSIONAL EMERGING MARKETS VALUE FUND INC.
                                   (Registrant)

     By:      /s/ Valerie A. Brown
              -----------------------------------
              Valerie A. Brown (Attorney-in-Fact to Registrant pursuant
              to a Power of Attorney incorporated herein by reference)
              Vice President and Assistant Secretary
     (Signature and Title)

                                  EXHIBIT INDEX

N-1A EXHIBIT NO.     EDGAR EXHIBIT NO.   DESCRIPTION

23(j)                EX-99.j             Consent of PricewaterhouseCoopers LLP